UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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BILL BARRETT CORPORATION

(Name of the Registrant as Specified in its Charter)

Not Applicable

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1099 18th Street, Suite 2300

Denver, Colorado 80202

(303) 293-9100

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

to be held May 17, 2016

Dear Stockholder:

The annual meeting of stockholders of Bill Barrett Corporation will be held on Tuesday, May 17, 2016, at 8:30 a.m., Mountain Time, at Bill Barrett Corporation, located at 1099 18th Street, Suite 2300, Denver, Colorado 80202, for the following purposes:

1.	To elect the six directors identified in the accompanying proxy statement;

2.	To consider and vote upon a proposal to approve an advisory (non-binding) resolution regarding the compensation of our named executive officers (“say-on-pay”);

3.	To consider and vote upon a proposal to approve our Cash Incentive Plan;

4.	To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016; and

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

You are entitled to vote if you were a shareholder of record at the close of business on the record date, March 24, 2016.

Please submit a proxy as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the Important Notice Regarding the Availability of Proxy Materials.

A copy of our 2015 annual report can be obtained by following the instructions on the Important Notice Regarding the Availability of Proxy Materials.

An Important Notice Regarding the Availability of Proxy Materials will be mailed to you on or about April 7, 2016. The Notice will provide instructions on how to access this proxy statement, any accompanying proxy card or voting instruction form and our 2015 annual report, as applicable, via the Internet and/or how to request a printed copy of these materials.

The Board of Directors recommends shareholders vote FOR each of the director nominees and FOR Proposals 2, 3 and 4.

ALL SHAREHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS.

By Order of the Board of Directors

/s/ Kenneth A. Wonstolen

Kenneth A. Wonstolen

Secretary

Denver, Colorado

April 7, 2016

PROXY STATEMENT

For the Annual Meeting of Shareholders to be held May 17, 2016

This proxy statement is provided in connection with the solicitation of proxies on behalf of the Board of Directors (sometimes referred to as the “Board”) of Bill Barrett Corporation, a Delaware corporation, to be voted at our annual meeting of shareholders to be held at 8:30 a.m. (Mountain Time) on May 17, 2016 at Bill Barrett Corporation, 1099 18th Street, Suite 2300, Denver, Colorado 80202, or at any adjournment or postponement of the meeting. We anticipate that the Important Notice Regarding the Availability of Proxy Materials will be first mailed or given to shareholders on or about April 7, 2016.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 17, 2016. This proxy statement is available at www.proxydocs.com/BBG.

ABOUT THE MEETING

What is the purpose of the meeting?

The purpose of the meeting is:

1.	To elect Jim W. Mogg, William F. Owens, Edmund P. Segner, III, Randy I. Stein, Michael E. Wiley, and R. Scot Woodall as directors of the Company to hold office until the annual meeting of stockholders to be held in the year 2017 and thereafter until their successors are duly elected and qualified;

2.	To consider and vote upon a proposal to approve an advisory (non-binding) resolution regarding the compensation of our named executive officers (“say-on-pay”);

3.	To consider and vote upon a proposal to approve our Cash Incentive Plan;

4.	To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016; and

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Am I entitled to vote at the meeting?

Only shareholders of record on March 24, 2016, the record date for the meeting, are entitled to receive notice of and to vote at the meeting. As of the close of business on March 24, 2016, there were 50,323,423 outstanding shares of common stock entitled to vote at the meeting, with each share of common stock entitling the holder of record on such date to one vote.

Why did I receive a notice in the mail regarding Internet availability of proxy materials instead of a full set of proxy materials?

Under rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we furnish our proxy materials to our shareholders over the Internet, rather than mailing printed copies of those materials to each shareholder. Each shareholder who receives an Important Notice Regarding the Availability of Proxy Materials (sometimes referred to as the “Notice”) has the right to vote on all matters presented at the meeting.

You will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice provides instructions as to how you may access and review a copy of our proxy materials on the Internet, including this proxy statement and our annual report. The Notice also includes instructions for requesting a printed copy of the proxy materials. If you share an address with another shareholder and have received only one Notice, follow the instructions on the Notice to request that a separate copy of these materials be sent to you at no cost. Beneficial owners (as described below) may contact their broker, bank or other nominee to request a separate copy of these materials.

Can I vote my shares by filling out and returning the Important Notice Regarding the Availability of Proxy Materials?

No. The Important Notice Regarding the Availability of Proxy Materials only identifies the items to be voted on at the meeting. You cannot vote by marking the Notice and returning it. The Notice provides instructions on how to cast your vote. For additional information, please see “What are the different methods that I can use to vote my shares of common stock?” below.

What is the difference between holding shares as a “shareholder of record” and holding shares as “beneficial owner” (or in “street name”)?

Most shareholders are considered “beneficial owners” of their shares, that is, they hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially or in “street name.”

Shareholder of Record: If your shares are registered directly in your name with our transfer agent, you are considered the “shareholder of record” with respect to those shares. As a shareholder of record, you have the right to grant your voting proxy directly to us by submitting your vote by telephone or via the Internet, or to vote in person at the meeting. For additional information, please see “What are the different methods that I can use to vote my shares of common stock?” below.

Beneficial Owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name, and the Important Notice Regarding the Availability of Proxy Materials is being forwarded to you by your broker, bank or nominee. As a beneficial owner, you have the right to direct your broker, bank or nominee as to how to vote your shares if you follow the instructions you receive from your broker, bank, or nominee. You are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you request, complete and deliver the proper documentation provided by your broker, bank or nominee and bring it with you to the meeting. If you are a beneficial owner of shares held in street name and do not provide your broker, bank or nominee with specific voting instructions, the broker, bank or nominee may generally vote on “routine” matters, but cannot vote on “non-routine” matters. If the broker, bank or nominee does not receive instructions from you on how to vote your shares on a non-routine matter, it will inform the inspector of election that it does not have authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”

What are the different methods that I can use to vote my shares of common stock?

Shareholder of Record: If you are a shareholder of record, there are several ways for you to vote your shares, as follows:

By Written Proxy: Shareholders of record who have specifically requested and received printed proxy materials can vote their shares by marking, signing and timely returning the proxy card that is enclosed with the printed proxy materials.

By Telephone or Via the Internet: Shareholders of record who received the Important Notice Regarding the Availability of Proxy Materials can vote their shares by telephone or via the Internet by following the instructions provided in the Notice. Shareholders of record who vote by telephone or via the Internet need not return a proxy card by mail.

In Person: All shareholders of record may vote in person at the annual meeting. For those planning to attend in person, we also recommend submitting a proxy card or voting by telephone or via the Internet to ensure that your vote will be counted if you later decide not to attend the meeting.

Beneficial Owner: If you are a beneficial owner, you should have received voting instructions from your broker, bank or other nominee. Beneficial owners must follow the voting instructions provided by their broker, bank or nominee in order to direct such broker, bank or other nominee as to how to vote their shares. The availability of telephone and Internet voting depends on the voting process of such broker, bank or nominee. Street name or beneficial owners must obtain a legal proxy from their broker, bank or nominee prior to the annual meeting in order to vote in person.

What are my voting rights as a shareholder?

Shareholders are entitled to one vote for each share of our common stock that they own as of the record date. There is no cumulative voting for directors.

Can I revoke or change my vote?

Yes. A shareholder of record may revoke or change a proxy before the proxy is exercised by filing with our Secretary a notice of revocation, delivering to us a new proxy, or by attending the meeting and voting in person. Shareholders of record who vote by the Internet or by telephone may change their votes by re-voting by telephone or the Internet. Beneficial owners must follow instructions provided by their broker, bank or other nominee. A shareholder’s last timely vote, whether via the Internet, by telephone or by mail, is the one that will be counted.

What constitutes a quorum?

Shareholders representing a majority of all the shares entitled to vote at the meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be counted towards a quorum. At the close of business on March 24, 2016, the record date for the meeting, there were 50,323,423 shares of our common stock outstanding.

What are the Board’s recommendations?

Our Board recommends a vote:

•	“FOR” each of the six nominees for election as directors;

•	“FOR” the proposal to approve an advisory (non-binding) resolution regarding the compensation of our named executive officers (“say-on-pay”);

•	“FOR” the proposal to approve our Cash Incentive Plan; and

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016.

If any other matters are brought before the meeting, the proxy holders will vote as recommended by our Board. If no recommendation if given, the proxy holders will vote in their discretion.

What vote is required to approve each proposal?

The affirmative vote of a plurality of the shares voted at the meeting is required to elect each director. As a result, the six nominees for election as directors who receive the greatest number of votes will be elected. Withheld votes, abstentions and broker non-votes will have no effect on the outcome of the election of directors.

Approval of the advisory (non-binding) resolution regarding the compensation of our named executive officers (“say-on-pay”) requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively. Broker non-votes and abstentions will have no effect on the outcome of the proposal.

Approval of the proposal to approve our Cash Incentive Plan requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively. Broker non-votes and abstentions will have no effect on the outcome of the proposal.

Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016 requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively. Broker non-votes and abstentions will have no effect on the outcome of the ratification.

The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated on the proxies. Unless otherwise directed, the shares represented by proxies will be voted “FOR” the election of the nominees named in this proxy statement for director, “FOR” approval of the advisory (non-binding) resolution regarding the compensation of our named executive officers, “FOR” approval of our Cash Incentive Plan, and “FOR” ratification of the appointment of Deloitte & Touche LLP. Votes at the annual meeting of shareholders are counted by the inspector of election appointed by the chairman of the meeting.

Other Information

A copy of our annual report for the year ended December 31, 2015 may be obtained by following the instructions on the Important Notice Regarding the Availability of Proxy Materials. None of the information contained in our annual report is proxy solicitation material.

We will bear the expense of soliciting proxies. Our officers, directors, and employees may solicit proxies, but without compensation for that solicitation other than their regular compensation as our employees. Arrangements also will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by those persons. We may reimburse those persons for reasonable out-of-pocket expenses incurred by them in forwarding such solicitation materials. All expenses involved in preparing, assembling, and mailing this proxy statement and the enclosed material will be paid by us.

Unless the context indicates otherwise, the terms “us,” “we,” “our,” or the “Company” will be used in this proxy statement to include Bill Barrett Corporation and all of its subsidiaries that existed during the period of reference.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Our Certificate of Incorporation was amended and restated in May 2012 to provide for the elimination of the classification of our Board of Directors. The Board of Directors is now declassified and all directors serve annual terms until their successors are duly elected and qualified.

On behalf of the Board of Directors, the Nominating and Corporate Governance Committee of the Board of Directors has nominated incumbent directors Jim W. Mogg, William F. Owens, Edmund P. Segner, III, Randy I. Stein, Michael E. Wiley, and R. Scot Woodall, for re-election to the Board at the annual meeting. The Board of Directors recommends that each of those nominees be re-elected to hold office until the annual meeting of shareholders to be held in 2017, and thereafter until his successor is elected and qualified or his earlier resignation or removal. Biographical information concerning each nominee and our executive officers is set forth below under “Directors and Executive Officers.”

Assuming the presence of a quorum, the affirmative vote of a plurality of the shares voted at the meeting is required to elect each director. Cumulative voting is not permitted in the election of directors. Consequently, each shareholder is entitled to one vote for each share of common stock held in the shareholder’s name on each matter. In the absence of instructions to the contrary, the persons named in the accompanying proxy will vote the shares represented by that proxy for Jim W. Mogg, William F. Owens, Edmund P. Segner, III, Randy I. Stein, Michael E. Wiley, and R. Scot Woodall. For purposes of the election of directors, withheld votes, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count towards the presence of a quorum.

Each of the nominees named above has consented to be named in this proxy statement as a nominee for director and to serve on the Board of Directors if elected. It is not anticipated that any of the nominees will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election of such other person or persons as the Board of Directors or the Nominating and Corporate Governance Committee may recommend.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF JIM W. MOGG, WILLIAM F. OWENS, EDMUND P. SEGNER, III, RANDY I. STEIN, MICHAEL E. WILEY, AND R. SCOT WOODALL AS DIRECTORS.

DIRECTORS AND EXECUTIVE OFFICERS

The following tables set forth the names of our directors and our executive officers, their respective positions and ages, and the year in which each director was initially elected as a director. All directors stand for election annually. Additional information concerning each of these individuals, including the experience, qualifications, attributes and/or skills that led the Nominating and Corporate Governance Committee and the Board to determine that each should serve as a director, follows the table.

Non-Employee Directors

	Age	Position	Year First Elected as Director
Carin M. Barth(1)(2)	53	Director	2012
Kevin O. Meyers(2)(3)(4)	62	Director	2011
Jim W. Mogg(1)(2)(4)	67	Chairman	2007
William F. Owens(1)(2)	65	Director	2010
Edmund P. Segner, III(1)(3)(4)	62	Director	2009
Randy I. Stein(2)(3)	62	Director	2004
Michael E. Wiley(1)(3)(4)	65	Director	2005

(1)	Member of the Compensation Committee.

(2)	Member of the Nominating and Corporate Governance Committee.

(3)	Member of the Audit Committee.

(4)	Member of the Reserves and EHS Committee.

In conjunction with the election of directors at the 2016 annual meeting of shareholders, the Board decided to reduce its size by two members. The Board’s decision in this regard was taken in response to the current commodity price environment, and in light of other cost reductions undertaken by the Company. These include the sale of non-core assets, reducing the geographical scope of our operations; reducing our General and Administrative expenses, both on an absolute and per barrel basis, and including reducing the company’s officer ranks; reducing 2016 capital expenditures, including the temporary cessation of drilling activity; and other cost-saving measures. Accordingly, Kevin Meyers and Carin Barth agreed that they would not stand for re-election. It is the Board’s intent, immediately following the annual meeting of shareholders, to take action to formally reduce the size of the Board from eight members to six members, including five independent members.

Jim W. Mogg. Mr. Mogg has served as a director of the Company since May 2007, as Lead Director from February 2010 until January 2013, and as Chairman since January 2013. Mr. Mogg has served as a director of Matrix Service Company, a publicly traded engineering and construction company, since August 2013, ONEOK, Inc., a publicly traded diversified energy company, since July 2007, and ONEOK Partners, L.P., a master limited partnership that operates natural gas and natural gas liquids gathering, processing, pipelines, and fractionation assets, since August 2009. From 2005 to 2007, Mr. Mogg served as chairman of DCP Midstream GP, LLC, the general partner of DCP Midstream Partners, L.P., and from 2004 through 2006, Mr. Mogg was Group Vice President and Chief Development Officer for Duke Energy Corporation. Mr. Mogg is currently on the Audit, Compensation, and Governance Committees at Matrix Service Company, the Audit Committee at ONEOK Partners, and is the Lead Director and Chair of the Governance Committee at ONEOK Inc., as well as a member of the Executive Committee. Mr. Mogg served as President and Chief Executive Officer of DCP Midstream, LLC from December 1994 to March 2000, and as Chairman, President and Chief Executive Officer from April 2000 through December 2003. DCP Midstream was the general partner of TEPPCO Partners, LP and, as a result, Mr. Mogg was Vice Chairman of TEPPCO Partners from

April 2000 to May 2002 and Chairman from May 2002 to February 2005. In addition, Mr. Mogg held various executive and senior management positions at Duke Energy and Pan Energy over a 27 year period. Mr. Mogg has a Bachelor of Science in Mathematics from Southwestern Oklahoma State University and completed the Advanced Management Program at Harvard University.

William F. Owens. Mr. Owens has served as a director of the Company since May 2010. Mr. Owens served as Governor of Colorado from 1999 to 2007, as State Treasurer from 1995 to 1999, and, prior to that, as a Colorado State legislator. Prior to his public service, Mr. Owens was on the consulting staff at Touche Ross & Co. (now Deloitte & Touche LLP), served as Executive Director of the Colorado Petroleum Association, and as Executive Vice President of the Rocky Mountain Oil and Gas Association. He has served as a director of Key Energy Services, Inc., a publicly traded oil field services company, since 2007, Cloud Peak Energy Inc., a publicly traded coal company, since January 2010, and Federal Signal, a publicly traded manufacturing and industrial company, since April 2011. Mr. Owens is currently a Senior Director at Greenberg Traurig, an international law firm, and Chairman of the Supervisory Board of the Credit Bank of Moscow, a privately-owned Russian bank. Mr. Owens holds a master’s degree in Public Affairs from the University of Texas at Austin and earned his Bachelor of Science at Stephen F. Austin State University. He is also a Senior Fellow at the University of Denver’s Institute for Public Policy Studies.

Edmund P. Segner, III. Mr. Segner has served as a director of the Company since August 2009. Mr. Segner is a professor in the practice of engineering management in the Department of Civil and Environmental Engineering at Rice University in Houston, Texas, a position he has held since July 2006. In 2008, Mr. Segner retired from EOG Resources, Inc. (“EOG”), a publicly traded independent oil and gas exploration and production company. Among the positions he held at EOG were President, Chief of Staff, and Director from 1999 to 2007. During the period March 2003 through June 2007, he also served as the principal financial officer of EOG. Mr. Segner has served as a director of Archrock GP LLC (formerly Exterran GP LLC), a natural gas contract compression services company, since May 2009; Laredo Petroleum, Inc., an oil and gas exploration and development company focused on the Permian Basin, since August 2011; and Midcoast Energy Partners, L.P., a master limited partnership engaged in the natural gas and natural gas liquids midstream business primarily in Texas and Oklahoma, since February 2014. He also served as a director of Seahawk Drilling, Inc., an offshore oil and natural gas drilling company, from August 2009 until October 2011. Mr. Segner graduated from Rice University with a Bachelor of Science degree in civil engineering and received an M.A. degree in economics from the University of Houston. He is a certified public accountant.

Randy I. Stein. Mr. Stein has served as a director and the chair of the Company’s Audit Committee since July 2004. Mr. Stein is a self-employed tax, accounting, and general business consultant, having retired from PricewaterhouseCoopers LLP, formerly Coopers & Lybrand LLP, in 2000. Mr. Stein was employed for 20 years with PricewaterhouseCoopers LLP, most recently as principal in charge of the Denver, Colorado tax practice. Since January 2005, Mr. Stein has served as a director and chairman of the audit committee of Denbury Resources Inc., a publicly traded exploration and production company. Mr. Stein served as Audit Committee Chairman, Co-Chairman of the Nominating/Corporate Governance Committee, and a member of the Compensation Committee of Westport Resources Corp., a Denver based public oil and gas company, from 2000 until it was acquired in 2004. Mr. Stein served from 2001 through 2005 as a director of Koala Corporation, a Denver-based public company engaged in the design, production, and marketing of family convenience products, where he served on the audit and compensation committees.

Michael E. Wiley. Mr. Wiley has served as a director of the Company since January 2005. Mr. Wiley has over 40 years of experience in the energy industry. He has served as a director of Tesoro Corporation, a publicly traded independent oil refiner and marketer, since 2005; Tesoro Logistics LP, a publicly traded master limited partnership, since 2015; and Post Oak Bank, NA, a privately held bank, since 2004. Mr. Wiley was Chairman of the Board, Chief Executive Officer and President of Baker Hughes Incorporated, a publicly traded oilfield services company, from August 2000 through October 2004. Mr. Wiley was President and Chief Operating Officer of Atlantic Richfield Company, an integrated energy company, from 1998 through May 2000. Prior to 1998, he served as Chairman, President and Chief Executive Officer of Vastar Resources, Inc., an independent oil and gas company. From 2007 to 2012 Mr. Wiley served as a trustee of Fidelity Equity and High Income Funds, and since 2012 Mr. Wiley has served as Chairman of the Independent Trustees of Fidelity Sector Portfolios, which oversee the management and operations of mutual and exchange traded funds. Mr. Wiley was a director of Spinnaker Exploration Company, a publicly traded exploration and production company, from 2001 until its sale in 2005, and Asia Pacific Exploration Consolidated, a privately held oil and gas company in Southeast Asia, from 2007 until its sale in 2013.

Executive Officers

	Age	Position	Year First Elected as Director
R. Scot Woodall	54	Chief Executive Officer, President and a Director	2013
Kenneth A. Wonstolen	64	Senior Vice President—General Counsel and Secretary	—
Troy L. Schindler	59	Senior Vice President—Operations	—
David R. Macosko	54	Senior Vice President—Accounting	—
Terry R. Barrett	56	Senior Vice President—Geosciences	—
William M. Crawford	48	Senior Vice President—Treasury and Finance	—
William K. Stenzel	61	Senior Vice President—Engineering, Planning and Business Development	—

R. Scot Woodall. Mr. Woodall has served as our Chief Executive Officer and President since January 2013 and served as Chief Operating Officer from July 2010 until August 2013. Mr. Woodall became a director of the Company in May 2013. He served as our Executive Vice President—Operations from February 2010 until July 2010 and as our Senior Vice President—Operations from April 2007 until February 2010. Mr. Woodall received a Mechanical Engineering degree from Louisiana State University in 1984. He received much of his technical training and operations experience while employed at Amoco. He was exposed to a variety of basins and operating environments at multiple field, district, and regional Amoco offices. Mr. Woodall later worked at Snyder Oil and Forest Oil companies holding a variety of operations and asset management positions and served as Senior Vice President—Western US for Forest Oil Corporation from 2004 to April 2007. Mr. Woodall has over 30 years of industry experience. His technical training and wide-ranging experience in both operations and management, as well as his intimate knowledge of the Company’s assets and people, provide Mr. Woodall with strong credentials as our Chief Executive Officer and President and as a director.

Kenneth A. Wonstolen. Mr. Wonstolen has served as Senior Vice President—General Counsel since August 2013. Prior to joining Bill Barrett Corporation, Mr. Wonstolen served as Senior Counsel at the law firm Beatty & Wozniak, P.C. since 2009. Mr. Wonstolen has more than 30 years of experience in the oil and natural gas industry, including serving as corporate counsel and officer at Gerrity Oil & Gas Corporation and corporate counsel at Patina Oil & Gas Corporation, its successor. Mr. Wonstolen has special expertise in asset transactions and associated due diligence, environmental management and compliance, conservation matters such as spacing and pooling, complex surface use agreements, litigation and public affairs. He has testified before the U.S. Congress on a variety of subjects, is the author of numerous articles and has been named a “Best Lawyer in America” in the oil and gas category.

Troy L. Schindler. Mr. Schindler has served as Senior Vice President—Operations since February 2016. He served as Vice President—Drilling from May 2010 until February 2016, and previously as Drilling and Completions Manager since joining Bill Barrett Corporation in 2003. For the 24 years prior to joining Bill Barrett Corporation, Mr. Schindler was employed by Marathon, Union Pacific Resources, Snyder Oil Company and EOG Resources in a variety of positions of increasing responsibility. Mr. Schindler has a Bachelor of Science in Petroleum Engineering from the University of Wyoming.

David R. Macosko. Mr. Macosko has served as Senior Vice President—Accounting since February 2010 and previously served as the Company’s Vice President—Accounting from May 2006 until February 2010. Mr. Macosko has served as our Controller since June 2005 and previously served as Manager-Operations Accounting from 2003 until May 2005. Prior to joining the Company, Mr. Macosko served in various accounting capacities at other oil and gas companies as well as Vice President at Gerrity Oil & Gas Corporation and Patina Oil & Gas Corporation. Mr. Macosko has an undergraduate degree from West Virginia University and over 30 years of oil and gas accounting experience.

Terry R. Barrett. Mr. Barrett has served as Senior Vice President-Geosciences since January 2013 and previously served as Senior Vice President—Exploration from February 2010 until January 2013, and as Senior Vice President—Rockies Exploration from February 2009 until January 2010. He served as Senior Vice President—Exploration, Northern Division from March 2006 through February 2009, and as Vice President—Exploration, Northern Division from the Company’s inception in January 2002 through February 2006. Prior to joining the Company, Mr. Barrett worked for other oil and gas companies, including Barrett Resources and its successor, The Williams Companies. Mr. Barrett has a Bachelor of Science in Geology from the University of Colorado, Boulder and a Master of Science in Geology from Kansas State University.

William M. Crawford. Mr. Crawford has served as Senior Vice President—Treasury and Finance since February 2016. He served as Vice President—Finance and Marketing from February 2014 until February 2016, and as Vice President—Finance from February 2009 through February 2014. Mr. Crawford served in various positions in the finance department from 2004 through February 2009. From 1994 through 2003, Mr. Crawford held various domestic and international positions in accounting and finance with several subsidiaries of Schlumberger Limited, an international oilfield services company. Mr. Crawford has a Bachelor of Science in Accounting from Colorado State University.

William K. Stenzel. Mr. Stenzel has served as Senior Vice President—Engineering, Planning and Business Development since February 2016. He served as Vice President—Engineering and Planning from September 2014 through February 2016. Prior to joining the Company, Mr. Stenzel served as Executive Vice President—Williston Basin at WPX Energy from January 2011 through September 2014, and as Director A&D and Planning at Barrett Resources and its successor, The Williams Companies, from 1999 through December 2010. Mr. Stenzel has a Bachelor of Science in Civil Engineering from Colorado State University.

BENEFICIAL OWNERS OF SECURITIES

The following table and footnotes show information as of March 24, 2016, except as otherwise noted, regarding the beneficial ownership of our common stock by:

•	each shareholder known by us to be beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each member of our Board of Directors and each of our named executive officers; and

•	all members of our Board of Directors and our executive officers as a group.

Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise indicated, the address for each person set forth in the table is c/o Bill Barrett Corporation, 1099 18th Street, Suite 2300, Denver, Colorado 80202.

In calculating the number of shares beneficially owned by each person and the percentage owned by each person, we have assumed that all shares issuable upon exercise of options or the vesting of stock awards within 60 days of March 24, 2016 are beneficially owned by that person. The total number of shares outstanding used in calculating the percentage owned does not include these shares.

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned		Percentage of Outstanding Common Shares Beneficially Owned(1)
5% Shareholders:
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	5,160,824	(2)	10.3%
JPMorgan Chase & Co. 270 Park Ave. New York, NY 10017	5,545,248	(3)	11.0%
Vanguard Group Inc. 100 Vanguard Boulevard Malvern, PA 19355	4,255,970	(4)	8.5%
Stelliam Investment Management LP 12 East 49th Street, 22nd Floor New York, NY 10017	6,490,000	(5)	12.9%
Boston Partners One Beacon Street, 30th Floor Boston, MA 02108	4,400,770	(6)	8.7%
Wasatch Advisors, Inc. 505 Wakara Way Salt Lake City, UT 84108	5,566,670	(7)	11.1%

Named Executive Officers:
R. Scot Woodall	744,955	(8)	1.5%
Robert W. Howard	282,068	(9)	*
Larry A. Parnell	122,389	(10)	*
Kenneth A. Wonstolen	125,827	(11)	*
Troy L. Schindler	141,316	(12)	*

Non-Employee Directors:
Carin M. Barth	42,059	(13)	*
Kevin O. Meyers	38,389	(13)	*
Jim W. Mogg	132,615	(14)	*
William F. Owens	51,653	(15)	*
Edmund P. Segner, III	60,305	(16)	*
Randy I. Stein	49,805	(14)	*
Michael E. Wiley	82,818	(14)	*
All executive officers and directors as a group (16 persons)	2,455,255	(17)	4.9%

*	Less than 1%.

(1)	Based on an aggregate of 50,323,423 shares of our common stock outstanding as of March 24, 2016.

(2)	Based solely on information as of December 31, 2015 included in a Schedule 13G/A filed with the SEC on January 8, 2016, BlackRock, Inc. holds sole voting power as to 5,021,015 shares and sole dispositive power as to 5,160,824 shares.

(3)	Based solely on information as of December 31, 2015 included in a Schedule 13G/A filed with the SEC on January 11, 2016, JPMorgan Chase & Co. holds sole voting power as to 4,981,220 shares, shared voting power as to 1,853 shares and sole dispositive power as to 5,488,148 shares.

(4)	Based solely on information as of December 31, 2015 included in a Schedule 13G/A filed with the SEC on February 10, 2016, The Vanguard Group holds sole voting power as to 63,092 shares, sole dispositive power as to 4,197,478 shares and shared dispositive power as to 58,492 shares.

(5)	Based solely on information as of January 31, 2016 included in a Schedule 13G/A filed with the SEC on February 10, 2016, Stelliam Investment Management LP, a Delaware limited partnership (“Stelliam Investment Management”) and Ross Margolies, a United States citizen (“Mr. Margolies”) may be deemed to have sole voting power over the shares held for the account of Stelliam Master Fund, L.P., a Cayman Islands exempted limited partnership (the “Master Fund”), Stelliam Master Long Fund, L.P., a Cayman Islands exempted limited partnership (the “Long Fund” and together with the Master Fund, the “Funds”), and a certain other fund for which Stelliam Investment Management provides investment management or investment advice (the “Other Fund”). Stelliam Investment Management serves as investment manager of the Funds and sub-adviser to the Other Fund and Mr. Margolies is the managing member of Stelliam Investment Management’s general partner. Each of Stelliam Investment Management and Mr. Margolies, in the capacities set forth above, may be deemed to be the beneficial owner of shares held for the account of the Funds. Stelliam Investment Management and Mr. Margolies hold sole voting power and sole dispositive power as to 6,490,000 shares.

(6)	Based solely on information as of December 31, 2015 included in a Schedule 13G filed with the SEC on February 11, 2016, Boston Partners holds sole voting power as to 2,552,670 shares and sole dispositive power as to 4,400,770 shares.

(7)	Based solely on information as of December 31, 2015 included in a Schedule 13G/A filed with the SEC on February 16, 2016, Wasatch Advisors, Inc. holds sole voting power and sole dispositive power as to 5,566,670 shares.

(8)	Includes 117,730 shares of common stock issuable upon exercise of options that have vested or that will vest within 60 days of March 24, 2016 and 2,469 shares in Mr. Woodall’s company 401(k) account.

(9)	Includes 100,119 shares of common stock issuable upon exercise of options that have vested or that will vest within 60 days of March 24, 2016, 135,571 shares held by a trust for which Mr. Howard serves as a trustee and 2,996 shares in Mr. Howard’s company 401(k) account.

(10)	Includes 57,822 shares of common stock issuable upon exercise of options that have vested or that will vest within 60 days of March 24, 2016, 1,915 shares in Mr. Parnell’s company 401(k) account and 10,000 shares in Mr. Parnell’s IRA.

(11)	Includes 1,117 shares in Mr. Wonstolen’s company 401(k) account.

(12)	Includes 37,474 shares of common stock issuable upon exercise of options that have vested or that will vest within 60 days of March 24, 2016 and 2,107 shares in Mr. Schindler’s company 401(k) account.

(13)	Includes 17,221 restricted stock units that will vest within 60 days of March 24, 2016.

(14)	Includes 10,000 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days of March 24, 2016 and 17,221 restricted common stock units that could vest within 60 days of March 24, 2016.

(15)	Includes 7,500 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days of March 24, 2016, 6,000 restricted stock units that have vested that Mr. Owens elected to defer settlement to a later date and 17,221 restricted common stock units that could vest within 60 days of March 24, 2016.

(16)	Includes 20,000 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days of March 24, 2016, 18,945 restricted stock units that have vested that Mr. Segner elected to defer settlement to a later date and 17,221 restricted common stock units that could vest within 60 days of March 24, 2016.

(17)	Includes 479,175 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days of March 24, 2016 and 103,326 restricted common stock units that could vest within 60 days of March 24, 2016, for all directors and executive offices as a group.

CORPORATE GOVERNANCE

Set forth below in question and answer format is a discussion about our corporate governance policies and practices and other matters relating to our Board of Directors and its committees.

GENERAL

Have you adopted corporate governance guidelines?

Yes, our Board has formally adopted corporate governance guidelines that address such matters as director qualification standards, director responsibilities, board committees, director access to management and independent advisors, director compensation, director orientation and continuing education, evaluation of our chief executive officer, management succession, and performance evaluations of our Board.

Have you adopted a code of business conduct and ethics?

Yes, our Board has formally adopted a corporate code of business conduct and ethics applicable to our directors, officers, and employees. Our corporate code includes a financial code of ethics applicable to our chief executive officer, chief financial officer, and controller or chief accounting officer.

How can I view or obtain copies of the corporate governance materials?

Current copies of the guidelines and codes mentioned above, as well as the charters for each standing committee of our Board and our bylaws (the “Bylaws”), are available on our website for viewing and printing. Go to www.billbarrettcorp.com, then to the “About Us” tab and then to the “Corporate Governance” tab. We also will provide shareholders with a free copy of these materials upon request. Requests may be made by mail, telephone, or via the Internet as follows:

Bill Barrett Corporation

Attention: Corporate Secretary

1099 18th Street, Suite 2300

Denver, Colorado 80202

(303) 293-9100

www.billbarrettcorp.com

BOARD OF DIRECTORS

How many independent directors are on the Board? How do you determine whether a director is independent?

Our Board affirmatively determined that seven of the eight directors serving at the end of fiscal year 2015 are “independent” as that term is defined by New York Stock Exchange (“NYSE”) rules, i.e., Ms. Barth and Messrs. Meyers, Mogg, Owens, Segner, Stein, and Wiley. In making the independence determination, the Board of Directors considered the director’s relationships with us, including commercial relationships with entities affiliated with the directors, and the specific provisions of the NYSE corporate governance standards that would make a director not independent. The purpose of this review was to determine whether any of these relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent. As a result of this review, our Board affirmatively determined, based on its understanding of these transactions and relationships, that the seven directors named above are independent under the standards set forth by the NYSE.

How many times did the Board meet last year?

Our Board met in person or by telephone conference 11 times during 2015.

Did any of the directors attend fewer than 75% of the meetings of your Board and such director’s assigned committees during 2015?

No. All directors attended at least 75% of the meetings of our Board and assigned committees during 2015.

How many of the directors attended the 2015 annual meeting of shareholders?

All of our current directors who were directors at the time attended and were introduced during our 2015 annual meeting of shareholders. We strongly encourage our directors to attend annual meetings, but we do not have a formal policy regarding attendance.

What is the Board leadership structure?

Our Board is headed by our Chairman of the Board. Currently, our Chairman is director Jim W. Mogg. As Chairman, Mr. Mogg presides over meetings of the full Board of Directors and prepares the agendas for these meetings in consultation with the Chief Executive Officer.

We believe our Board leadership structure is appropriate because the Chairman of the Board, through his consultation with the Chief Executive Officer, is able to prepare agendas that reflect the current needs of the Company due to the Chief Executive Officer’s day-to-day management of the Company and the Chairman’s consideration of the strategic needs of the Company. The Chairman is able to assist the full Board of Directors with oversight of management, strategic planning, and risk oversight and assessment through his interaction with the Chief Executive Officer, his collaboration with the Chief Executive Officer on Board meeting agendas, and his setting of agendas and presiding over executive sessions of the non-management directors.

Do the non-management directors and independent directors meet in executive session?

Yes, the independent directors (a group that includes all non-management directors) meet separately at least quarterly, usually at each regularly scheduled meeting of our Board. Our corporate governance guidelines provide that the presiding director position for executive sessions shall be the Chairman (a non-management director elected by the Board) and, if there is no Chairman or the Chairman is absent, the presiding director position will rotate among the Chairs of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

What is the Board’s role in risk oversight?

The Board administers its risk oversight function directly and through its committees. The Board has regular discussions with management regarding our major risk exposures, their potential operational and financial impact on the Company, and the steps we take to manage them. These discussions occur at least quarterly, usually during our regular meetings of the Board of Directors. The Audit Committee is tasked with monitoring the Board’s processes concerning risk assessment and risk management, and each of the Board’s committees oversee risks associated with its respective areas of responsibility. For example, the Audit Committee also administers risk oversight through its oversight of our internal audit function and interaction with internal audit staff, other management, and our outside auditors. The Compensation Committee administers risk oversight through its oversight of compensation practices and the Compensation Committee’s assessment of the potential impact of those practices on risk-taking. The Nominating and Corporate Governance Committee administers risk oversight through its oversight of our internal corporate governance process and our management succession plan. The Reserves and Environmental Health & Safety (EHS) Committee administers risk oversight through its oversight of our independent engineering consultants and our reserves evaluation process and reporting system and through its oversight of environmental, health and safety policies, practices and procedures.

How can interested parties communicate directly with the non-management directors?

Shareholders and other interested parties who are interested in communicating directly with the non-management directors may write to the non-management directors at the address for our corporate headquarters. Similarly, shareholders and other interested parties who would like to communicate directly with the entire Board of Directors may direct their questions or comments to the Board of Directors in care of the Corporate Secretary at our headquarters. Our Corporate Secretary will forward all correspondence to the Board of Directors. Executive officers of the Company may have access to these communications addressed to the Board of Directors except in instances in which the charters of a committee of the Board of Directors or the Company’s Code of Business Conduct and Ethics require anonymity.

How are the directors compensated?

See “Executive Compensation-Director Compensation” for information about our director compensation.

COMMITTEES

Does the Board have any standing committees?

Yes, our Board presently has the following standing committees:

•	Audit Committee;

•	Compensation Committee;

•	Nominating and Corporate Governance Committee; and

•	Reserves and Environmental Health & Safety (EHS) Committee.

Each of these committees is composed entirely of independent directors. From time to time, the Board may appoint other committees or subcommittees for specific purposes.

Has the Board adopted charters for each of these committees? If so, how can I view or obtain copies of them?

Yes, our Board has adopted a charter for each of these committees. Current copies of the charters are available on our website for viewing and printing. Go to www.billbarrettcorp.com, then to the “About Us” tab and then to the “Corporate Governance” tab. We also will provide shareholders with a free copy of the charters upon request. See “Corporate Governance — General — How can I view or obtain copies of your corporate governance materials?” for more information about requesting copies from us.

AUDIT COMMITTEE

What does the Audit Committee do?

The primary purposes of the Audit Committee are to assist the Board in monitoring:

•	The integrity of our financial statements and earnings press releases;

•

Our independent public accounting firm’s qualifications and independence. In addition, the Audit Committee approves the appointment of our independent public accountants and their associated fees and terms of service;

•	The Board’s processes concerning risk assessment and risk management;

•	The performance of our internal audit function and independent public accountant; and

•	Our compliance with legal and regulatory requirements applicable to financial reporting, disclosure matters and compliance with the Company’s Code of Business Conduct and Ethics.

The Audit Committee also prepares a report each year in conformity with the rules of the SEC for inclusion in our annual proxy statement. See “Audit Committee Report” below.

Who are the members of the Audit Committee?

The Audit Committee currently consists of Kevin O. Meyers, Edmund P. Segner, III, Randy I. Stein, and Michael E. Wiley, with Mr. Stein serving as Chair.

Does the committee have an audit committee financial expert?

Yes, the Board has determined that both Mr. Stein and Mr. Segner meet the qualifications of an “audit committee financial expert” as defined by SEC rules. The Board has determined that all members of the Audit Committee are independent under the standards set forth by the NYSE and SEC rules.

How many times did the Audit Committee meet last year?

The Audit Committee held 8 meetings in person or by telephone conference during 2015.

COMPENSATION COMMITTEE

What does the Compensation Committee do?

The primary purposes of the Compensation Committee are to:

•

Annually review and approve, in coordination with the Chairman of the Board and the Nominating and Corporate Governance Committee, corporate goals and objectives relevant to the Chief Executive Officer and evaluate the Chief Executive Officer’s performance in light of those goals and objectives;

•	Review, evaluate and approve the compensation of all directors, officers and other key executives;

•	Review and discuss our compensation discussion and analysis with management and recommend its inclusion in our proxy statement; and

•	Produce a report on executive compensation each year for inclusion in our annual proxy statement.

The Compensation Committee has the sole authority to oversee the administration of compensation programs applicable to all of our employees, including executive officers. The Compensation Committee may delegate some or all of its authority to subcommittees when it deems appropriate and in compliance with applicable law, regulation and/or applicable equity plan.

Who are the members of the Compensation Committee?

The Compensation Committee currently consists of Carin M. Barth, Jim W. Mogg, William F. Owens, Edmund P. Segner, III, and Michael E. Wiley, with Mr. Wiley serving as Chair.

How many times did the Compensation Committee meet last year?

The Compensation Committee held 7 meetings in person or by telephone conference during 2015.

What are the Compensation Committee’s processes and procedures for consideration and determination of executive compensation?

The Compensation Committee reviews executive compensation at least annually. With limited exceptions, the Compensation Committee makes all decisions regarding the compensation of our executive officers in the first quarter of each year. These decisions include adjustments to base salary, grants of cash bonuses, and grants of equity awards. See “Executive Compensation-Compensation Discussion and Analysis” for more information regarding the Compensation Committee’s processes and procedures for consideration and determination of executive compensation.

Does the Compensation Committee utilize the services of a compensation consultant? Yes. The Compensation Committee retains an independent advisor who reports directly to the Committee. See Compensation Discussion and Analysis-Annual Review of Executive Compensation-The Role of Compensation Consultants for more information regarding the compensation consultant retained by the Compensation Committee.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

What does the Nominating and Corporate Governance Committee do?

The primary purposes of the Nominating and Corporate Governance Committee are to:

•	Identify, consider, and recommend qualified nominees to serve on our Board of Directors and each standing committee;

•	Oversee the annual evaluation of the Board and report to the Board with an assessment of the Board’s performance;

•

Annually review and approve, in coordination with the Compensation Committee, corporate goals and objectives relevant to the Chief Executive Officer and evaluate the Chief Executive Officer’s performance in light of those goals and objectives;

•	Maintain a management succession plan; and

•	Develop and oversee our internal corporate governance processes.

Who are the members of the Nominating and Corporate Governance Committee?

The Nominating and Corporate Governance Committee currently consists of Carin M. Barth, Kevin O. Meyers, Jim W. Mogg, William F. Owens, and Randy I. Stein, with Mr. Owens serving as Chair.

How many times did the committee meet last year?

The Nominating and Corporate Governance Committee held 4 meetings during 2015.

What guidelines does the Nominating and Corporate Governance Committee follow when considering a director nominee for a position on the Board?

The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become directors and for evaluating potential or suggested director nominees. Although the Nominating and Corporate Governance Committee has not established written criteria or a set of specific minimum qualifications, our corporate governance guidelines provide that any assessment of a potential director nominee will include the individual’s qualification as independent, as well as consideration of his or her background, ability, judgment, skills, and experience in the context of the needs of our Board. The Nominating and Corporate Governance Committee also considers whether a prospective nominee has relevant business or financial experience or a specialized expertise. Our Board of Directors believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities. The Nominating and Corporate Governance Committee may also consider other factors, including geographic, gender, age and ethnic diversity; however, these factors are not a prerequisite for any prospective nominee.

Does the Nominating and Corporate Governance Committee consider candidates for the Board who are recommended by shareholders and, if so, what are the procedures for submitting such recommendations?

Yes, the Nominating and Corporate Governance Committee considers suggestions from many sources, including shareholders, regarding possible candidates for director. Nominations from shareholders will be considered on the same basis as nominees from other sources. Any such suggestions, together with appropriate biographical information, should be submitted to the Chair of the Nominating and Corporate Governance Committee, c/o Kenneth A. Wonstolen, Secretary, Bill Barrett Corporation, 1099 18 th Street, Suite 2300, Denver, Colorado 80202. See “What is the process a shareholder must follow to nominate a director?” below for a summary of applicable requirements if a shareholder seeks to nominate a candidate directly to the shareholders, i.e., without the approval of the Nominating and Corporate Governance Committee or the Board.

What is the process a shareholder must follow to nominate a director?

Our Bylaws provide that nominations for the election of directors may be made by or at the direction of the Board of Directors, which has directed the Nominating and Corporate Governance Committee to make nominations, or by any shareholder entitled to vote for the election of directors. The Bylaws set forth certain procedural requirements for a shareholder who seeks to nominate a candidate directly to the shareholders. To be considered, such a nomination generally must be made by notice in writing, delivered to our Corporate Secretary at our principal executive offices, not less than 60 days nor more than 90 days prior to the first anniversary of the date on which we first mailed our proxy materials for the previous year’s annual meeting of shareholders. If the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, or if no such meeting was held in the preceding year, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of (a) the 90th day prior to such annual meeting or (b) the 10th day following the day on which public announcement of the date of such meeting is first made. Each notice of nomination of directors by a shareholder must set forth specified information, including:

•	The name, age, business address and, if known, residence address of each nominee proposed in the notice;

•	The principal occupation or employment of each such nominee for the five years preceding the date of the notice;

•	The number of shares of our stock that are beneficially owned by each nominee and any derivative instruments convertible into or with a value derived from the value of our stock;

•	Any other information required by Regulation 14A under the Securities Exchange Act to be disclosed in solicitations for proxies for the election of nominees for director;

•

Whether the shareholder making the nomination intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees;

•	The nominee’s written consent to serve as a director if elected; and

•	As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on our books, and of such beneficial owner, (ii) the class and number of our shares that are owned beneficially and of record by such shareholder and such beneficial owner, and (iii) whether either such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of our voting shares to elect such nominee or nominees.

The chairman of any meeting of shareholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with this procedure and that the defective nomination will be disregarded.

RESERVES AND ENVIRONMENTAL HEALTH & SAFETY (EHS) COMMITTEE

What does the Reserves and Environmental Health & Safety Committee do?

The primary purposes of the Reserves and Environmental Health & Safety Committee are to:

•	Approve the appointment of, and any proposed change in, the independent engineering consultants retained to assist us in the annual review of our reserves;

•	Approve the scope of and oversee an annual review or audit of our reserves by the independent engineering consultants, having regard to industry practices and all applicable laws and regulations;

•	Review the qualifications and independence of our independent engineering consultants;

•	Approve the independent engineering consultants’ engagement fees and terms of service;

•	Monitor the performance of our independent engineering consultants;

•	Review the integrity of our reserves evaluation process and reporting system;

•	Review any material reserves adjustments;

•	Review variances between the Company’s and the independent engineering consultant’s estimates of reserves; and

•	Review the Company’s environmental, health and safety policies, practices and procedures.

Who are the members of the Reserves and Environmental Health & Safety Committee?

The Reserves and Environmental Health & Safety Committee currently consists of Kevin O. Meyers, Jim W. Mogg, Edmund P. Segner, III, and Michael E. Wiley, with Mr. Segner serving as Chair.

How many times did the Reserves and Environmental Health & Safety Committee meet last year?

The Reserves and Environmental Health & Safety Committee held 6 meetings during 2015.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has discussed and reviewed the following Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee

Michael E. Wiley, Chair

Carin M. Barth

Jim W. Mogg

William F. Owens

Edmund P. Segner, III

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (CD&A) provides a description of the material elements of our executive compensation program, as well as perspective and context for decisions made regarding the 2015 compensation of our named executive officers, or NEOs, who are identified below:

•	R. Scot Woodall, Chief Executive Officer and President

•	Robert W. Howard, Former Chief Financial Officer*

•	Larry A. Parnell, Former Senior Vice President-Business Development**

•	Kenneth A. Wonstolen, Senior Vice President-General Counsel; and Corporate Secretary

•	Troy Schindler, Senior Vice President—Operations

*	Effective April 1, 2016, Robert W. Howard separated from the company. In compliance with SEC disclosure rules, information regarding Mr. Howard’s compensation is being included in this proxy statement because he was a named executive officer during 2015.
**	Effective March 18, 2016, Larry A. Parnell separated from the company. In compliance with SEC disclosure rules, information regarding Mr. Parnell’s compensation is being included in this proxy statement because he was a named executive officer during 2015.

To assist our shareholders in locating important information, this CD&A is organized as follows:

2015 ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the 2015 annual meeting of stockholders, our shareholders expressed significant support for our executive compensation program, with 95.2% of votes cast in favor of our 2015 “say-on-pay” proposal. Based on our 2015 “say-on-pay” results, the Compensation Committee believes the design of our executive compensation program, and our executive compensation policies and decisions, effectively align the interests of the NEOs with the interests of our shareholders. The Committee will continue to consider the outcome of our say-on-pay vote results when determining future compensation policies and pay levels for the NEOs.

EXECUTIVE SUMMARY

The Compensation Committee believes our executive compensation programs are performance-based and effectively align the interests of our NEOs with those of our shareholders. The Committee oversees all facets of the program, including incentive plan design, benchmarking, and the performance goal-setting process, and approves executive pay programs that tie a substantial portion of compensation to goal achievement. Our Compensation Committee also retains the authority to make discretionary adjustments to further recognize overall Company performance and enhance alignment with shareholders. The Committee is committed to monitoring and adapting to evolving compensation standards and to ensure the executive compensation programs drive shareholder value.

2015 Business Results

Our 2015 business results exceeded expectations despite the significant drop in crude oil prices. We continued to successfully execute our strategy of development in our Denver-Julesburg (“DJ”) basin properties, as reflected in the following business results:

•	Produced 6.6 MMBoe, exceeding production guidance by 16%

•	Grew DJ production by 70% compared to 2014

•	Generated $206.3 million in discretionary cash flow* in 2015, a 10% reduction from 2014 despite the average monthly benchmark WTI price dropping 48%

•	Managed spending levels by reducing capital expenditures by 50% compared to 2014 as a result of lower activity, efficiencies and service cost reductions

•	Reduced DJ Extended Reach Lateral (“XRL”) per well costs by 45% in 2015 to $4.75 million per well

•	Reduced Lease Operating Expenses per BOE in our core DJ and UOP properties to $6.43/Boe (down 25% compared to 2014)

•	Reduced total headcount by 61% to reduce corporate costs

•	Exited 2015 with $129 million in cash and nothing drawn on our $375 credit facility

•	Continued our portfolio management strategy and generated $79 million in net proceeds from the sale of certain non-core properties

•	Improved our Environmental, Health and Safety Record from 2014 (as measured by number of incidents such as: spills, fires, injuries and accidents) by 39%

*	DCF: Discretionary cash flow is a non-GAAP measure. This measure is presented because management believes that it provides useful additional information to investors for analysis of the Company’s ability to internally generate funds for exploration, development and acquisitions. In addition, the Company believes that this measure is widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry, and that many investors use the published research of industry research analysts in making investment decisions.

Corresponding Pay Results and Actions

Our compensation programs are designed to focus on pay-for-performance and align executives with shareholder interests. Our Compensation Committee also retains the authority to make discretionary adjustments to further recognize overall Company performance and enhance alignment with shareholders. The Committee believes that the combination of the design of our 2015 executive compensation plans and their appropriate exercise of discretion resulted in 2015 pay outcomes that are strongly aligned with our shareholders. These are demonstrated by the following:

Base Salary Actions

As a result of the market conditions, the Committee decided not to adjust the base salaries of our named executives in 2015. For 2016, base pay levels for our NEOs were once again held flat with the exception of an increase for Mr. Schindler, who assumed a new and expanded role as Senior Vice President—Operations.

Annual Bonus Actions

Our annual cash bonus program is designed to measure performance against financial and operational goals set for the year. The Committee believes that the performance metrics used in the bonus are key value drivers for the Company and, over time, lead to the creation of value for our shareholders. For performance years 2012, 2013, and 2014, funding levels for our annual cash bonus program were below-target in recognition of operational under-performance. For 2015, our operational performance well exceeded the challenging goals set for the year. However, in determining the total bonus funding level for 2015, the Committee considered the Company’s overall financial and operational performance, the economic and industry environment, and the loss in value experienced by our shareholders. Based on these factors, the Committee reduced the overall 2015 bonus pool from the size it would have otherwise been under a strict application of the performance metrics. Additional information about the bonus results are provided beginning on page 26.

Equity-Based Compensation Actions

Our equity compensation programs are specifically designed to align the pay of our executives with shareholder value, and to support the attraction and retention of key talent. The Committee believes the earned and realizable value of incentive awards reflect this alignment. As of December 31, 2015, the realizable value of the NEOs’ equity-based compensation was 84% below its grant date target value, driven by the Company’s absolute as well as relative performance to peers.

CEO Total Realizable Compensation

As of December 31, 2015, the aggregate realizable value of total compensation for our CEO over the three-year period from 2013 to 2015 is approximately 61% below the target value, as shown in the chart below. The Committee believes this demonstrates strong alignment of executive pay and Company performance, and reflects the design of our executive compensation plans and the Committee’s exercise of discretion.

Target Compensation is defined as the sum of base salary, target annual bonus, and the grant date target value of long-term incentive awards over the three-year period from 2013 to 2015. Realizable compensation is defined as the sum of base salary, actual annual paid bonuses, performance share awards granted (based on peer ranking and valued using the Company’s stock price as of December 31, 2015), and restricted stock awards granted (using the stock price as of December 31, 2015).

COMPENSATION GOVERNANCE

Compensation Philosophy

Our compensation philosophy is that compensation should be based on Company and individual performance and, consequently, we link a significant portion of our executive officers’ total compensation to the achievement of annual performance goals and the long-term performance of our Company. As such, our compensation program is designed to encourage the achievement of goals established relative to key drivers of value for our shareholders, including growth in oil and natural gas reserves, production, cash flow, and profitability. The compensation program is also designed to provide competitive compensation opportunities that support the recruitment and retention of key management and technical talent. We pursue these objectives while stressing the safety of our employees, contractors and the public and operating in an environmentally responsible manner. We also strive to follow best practices in executive compensation design and in corporate governance processes related to executive compensation.

Our executive compensation program is designed around our compensation philosophy, and has the following objectives:

•

Pay for Performance. Focus our executives on financial, strategic, operating and other goals by tying a substantial portion of their compensation to performance targets for which they are held accountable;

•	Alignment with Shareholder Value. Align executive compensation with shareholder value;

•	Competitiveness. Support our ability to recruit and retain highly qualified executives; and

•	Flexibility. Allow the Compensation Committee to adapt to market practices and evolving compensation standards and match pay to performance outcomes.

The Compensation Committee generally positions total compensation opportunities (i.e., target compensation) for our executive officers at levels commensurate with our size relative to our peer group (discussed in the “Compensation Benchmarking” section). The Compensation Committee also retains discretion to set pay levels for the executive officers based on individual performance and other relevant factors in order to achieve our overall objectives.

The Compensation Committee is responsible for aligning our executive compensation program with our compensation philosophy and is comprised solely of independent directors. The Committee regularly reviews the program for consistency with our compensation philosophy and executive compensation best practices, and makes changes as warranted. Key features of our executive compensation program and governance process include the following:

Best Practices in Our Executive Compensation Program

✓	Pay for performance. A significant portion of the compensation of our NEOs is delivered through a performance-based cash bonus plan and performance-based equity.

✓	Shareholder-aligned. Annual and long-term incentive awards are based on relative shareholder return and other performance measures that are aligned with creation of shareholder value.

✓	Double trigger severance provisions. Our change-in-control agreements require both a change-in-control event and termination of employment before applicable benefits become payable.

✓	Incentive plan design. Incentive plans are designed with caps on maximum payouts and awards.

✓	Market-based compensation. Our compensation program, reviewed annually, is benchmarked using current market data relevant to the energy industry and our benchmarking peer group.

✓	Clawback policy. Our Clawback Policy allows the Company to require repayment of incentive compensation in certain circumstances.

✓	Mandatory stock ownership. We require our executive officers and directors to have meaningful stock ownership in the Company.

✓	Independent compensation consultant. The Compensation Committee retains an independent advisor who reports directly to the Committee.

Practices We Do Not Engage In or Allow

ø	No employment agreements. We do not have employment agreements with any of our NEOs.

ø	No excise tax gross-ups. Our change-in-control agreements do not contain excise tax gross-ups.

ø	No enhanced retirement benefits. Our deferred compensation plan provides restorative, but not enhanced, retirement benefits for executives.

ø	No executive perquisites. We do not provide executives with perquisites or other personal benefits other than those offered to other employees.

ø	No stock option repricing or backdating. Our equity incentive plan prohibits the repricing or backdating of stock options.

ø	No hedging or pledging of Company stock. Our insider trading policies prohibit certain transactions involving our stock, including hedging and pledging.

ø	No excessive risk. Our compensation program does not motivate executives to engage in activities that create excessive or inappropriate risk for us.

ELEMENTS OF COMPENSATION

The primary elements of direct compensation for our NEOs are summarized below. We assess the competitiveness of each pay element (as well as total compensation) annually by analyzing the compensation of the NEOs in comparison to peer company executives with similar roles and responsibilities.

Pay Element	Description and Purpose
Base Salary	• • •

Fixed component of compensation.

Provide a competitive level of pay to support the attraction and retention of executive talent.

Recognize the skills and experience necessary to meet the requirements of the executive’s role.

Annual Cash Bonus	• •	At-risk component of compensation. Reward achievement of financial, operating, safety and strategic goals for which NEOs are held accountable.
Equity-Based Compensation	• • •

At-risk component of compensation.

Motivate and reward long-term achievement of business objectives, align the interests of our NEOs with shareholders and support the retention of our NEOs.

Delivered through a combination of reward vehicles:

Performance shares and performance cash units, which link realized compensation to the achievement of key financial, operational, and stock price performance measures; and

Restricted stock, which supports the attraction and retention of executives and facilitates stock ownership by our executives.

There is no pre-established formula for the allocation between cash and non-cash compensation and short-term and long-term compensation. Instead, each year the Compensation Committee determines, in its discretion and business judgment, the appropriate level and mix of cash and non-cash short-term and long-term incentive compensation for the NEOs. In making these decisions, the Compensation Committee considers market pay levels and practices as described in the section titled “Annual Review of Executive Compensation,” as well as individual performance and other relevant factors.

The relative mix of the elements of our 2015 executive compensation program is illustrated in the charts below (at target) for both our Chief Executive Officer and the other NEOs (in aggregate).

At-risk pay consists of annual bonus, restricted stock awards and performance share awards. Fixed pay consists of base pay only.

Base Salary

The Compensation Committee reviews the base salaries of our NEOs on an annual basis and makes adjustments as it deems necessary. We believe that base salaries should be competitive relative to compensation offered by other oil and gas exploration and production companies with which we compete for talent. The Compensation Committee does not target specific competitive levels for the base salary of each NEO. Rather, base salary decisions are based on the Committee’s consideration of a number of factors, including the position and scope of responsibilities of each NEO, subjective evaluations of each individual’s performance, our Company’s performance, comparisons to executives holding comparable positions at the peer companies, external factors such as industry and general economic conditions, and other factors that the Compensation Committee deems relevant. Information regarding the 2015 base salaries for the NEOs is provided in the section titled “Summary of 2015 Compensation Decisions”.

Annual Cash Bonus

Each of the NEOs is eligible to participate in our Performance Cash Bonus Plan, which was approved by our shareholders in May 2011. This plan was developed to emphasize pay-for-performance by providing annual cash awards to employees for the achievement of predetermined levels of Company performance. The plan is designed to promote the achievement of annual corporate goals including key financial, operating, safety and strategic goals that are aligned with creation of shareholder value.

Annual bonus targets for each NEO are expressed as a percentage of base salary, dependent on the position and scope of responsibilities of each NEO. The Compensation Committee reviews the bonus target percentages and values for each of the NEOs on an annual basis, and makes adjustments when it deems necessary. Information regarding 2015 annual bonus awards for the NEOs is provided in the section titled “Summary of 2015 Compensation Decisions”.

Equity-Based Compensation

Equity-based incentives represent the largest component of the target total compensation opportunity for our NEOs. This is consistent with our compensation philosophy that executive pay should be closely tied to shareholder value creation. Equity-based incentives also serve to support the competitiveness of our total compensation program and as a retention tool. Individual awards are granted pursuant to the 2012 Equity Incentive Plan, which was approved by our shareholders in May 2012. The 2012 Equity Incentive Plan enables the Compensation Committee to select from among a variety of equity awards to establish individual awards.

Information regarding specific equity-based awards to NEOs that were granted or vested during 2015 is provided in the section of this CD&A titled “Summary of 2015 Compensation Decisions.”

Retirement and Deferred Compensation Benefits

401(k) Plan

The Company does not have a defined benefit pension plan. Instead, we maintain an employee retirement savings plan, the 401(k) Plan, to provide an additional means of attracting and retaining qualified employees by providing tax-advantaged opportunities for employees to save for retirement or future events. Under the 401(k) Plan, we currently contribute on behalf of each employee 100% of the contribution made by that employee, up to a maximum Company contribution of 6% of the employee’s gross salary and cash bonus for a particular pay period. The Compensation Committee has the discretion to discontinue or modify the match if business conditions warrant. Prior to April 2015, one-half of our matching contribution was paid in cash and one-half was paid in our common stock. Beginning in April 2015, the Company match is made 100% in cash. All contributions to the 401(k)

Plan are immediately vested. Participation in the 401(k) Plan is at the discretion of each individual employee, and the Compensation Committee is not involved in the administration of the 401(k) Plan. The NEOs participate in the 401(k) Plan on the same basis as all other employees.

Deferred Compensation Plan

In 2010, the Compensation Committee approved the implementation of a non-qualified deferred compensation plan for our executive officers and certain other employees (the “2010 Deferred Compensation Plan”). This plan, which became effective on April 3, 2010, is intended to assist in the retention and attraction of senior level employees by providing a competitive deferred compensation benefit. The NEOs and all other executive officers are eligible to participate in the plan. The 2010 Deferred Compensation Plan is a “401(k) overlay” program in which a participant can contribute up to 90% of a participant’s combined base salary and actual bonus earned. In total, we will match the participant’s contribution dollar for dollar up to 6% of the amount of the participant’s cash salary and bonus that is in excess of the Annual Compensation Limit under IRC Section 401(a)(17). The Compensation Committee has the discretion to discontinue or modify the match if business conditions warrant. All amounts deferred and matched under the plan vest immediately. The deferred amounts are payable to the participants at a time pre-selected by the participants, which can include separation from service, death or disability, a change in control, or a set in-service date. The amount of the payouts will be tied to actual investment returns for mutual funds chosen by the participants from a group of mutual funds selected by the plan committee. The matching contributions made by the Company to NEOs are included under “All Other Compensation” in the “Summary Compensation Table” below. Additional information is included in the narrative disclosure and table under “Non-qualified Deferred Compensation for 2015”.

Other Compensation

The NEOs do not receive perquisites or other personal benefits that are not offered to other employees.

Change-in-Control Agreements

To further our goal of adopting best practices in our executive compensation program, effective January 1, 2015, we entered into amended and restated change-in-control agreements with our chief executive officer, chief financial officer, and senior vice presidents, including all of the named executive officers. Key features of the amended agreements include:

¡	No excise tax gross-ups, using a 280G best net calculation instead; and

¡	Double trigger requirement for benefits.

We believe these agreements allow us to be competitive with other independent oil and gas exploration and production companies in recruiting and retaining our NEOs. Estimates of the payments that would be made to NEOs using various assumptions, and a summary of the material terms of these agreements, including the double trigger requirement, are included below under “Potential Payments Upon Termination, Including Termination as a Result of a Change-in-Control”.

ANNUAL REVIEW OF EXECUTIVE COMPENSATION

The Role of Our Compensation Committee

The Compensation Committee is responsible for overseeing our executive compensation programs, including reviewing and approving the compensation arrangements for our NEOs. In the first quarter of each year, the Compensation Committee reviews prior year compensation of the NEOs, determines bonus payouts for prior year performance, and makes decisions regarding current year salaries, annual cash bonus targets and equity awards for each NEO. During these reviews, the Compensation

Committee also approves the calculations of vesting of performance shares based on our prior year performance. After careful consideration of the information described in this Compensation Discussion and Analysis, including competitive benchmarking data provided by the Compensation Committee’s compensation consultant, performance evaluations, recommendations of our Chief Executive Officer, and current economic conditions, the Compensation Committee determines the levels and allocation of compensation among cash and equity-based incentives for our Chief Executive Officer and, with input from the CEO, the other NEOs.

The Role of Compensation Consultants

Under the terms of its charter, the Compensation Committee is authorized to retain the services of a compensation consultant. Since 2011, the Compensation Committee has retained Meridian Compensation Partners, LLC (“Meridian”) as its independent advisor. Meridian is an independent compensation consulting firm and does not provide any other services to the Company outside of matters pertaining to executive and director compensation and related corporate governance matters. Meridian reports directly to the Compensation Committee, which is the sole party responsible for determining the scope of services performed by Meridian, the directions given to Meridian regarding the performance of those services, and the approval of the payment of invoices for those services.

Services performed by Meridian for the Compensation Committee during 2015 included preparation of competitive benchmarking reviews regarding executive and director compensation, evaluation of proposed compensation programs or changes to existing programs, preparation of a compensation risk assessment, provision of information on current trends in executive compensation, and updates regarding applicable legislative and governance activity.

The Compensation Committee determined that the services provided by Meridian to the Compensation Committee during 2015 did not give rise to any conflicts of interest. The Compensation Committee made this determination by assessing the independence of Meridian under the applicable rules adopted by the SEC and incorporated into the NYSE Corporate Governance Listing Standards. In making this assessment, the Compensation Committee also considered Meridian’s written correspondence to the Compensation Committee that affirmed the independence of Meridian and the partners, consultants and employees who provide services to the Compensation Committee on executive and director compensation matters.

The Role of Management

Our Chief Executive Officer and Vice President, Human Resources, were involved in gathering data about our compensation practices, discussing peer companies, providing suggested performance metrics, and responding to questions from the Compensation Committee and Meridian. In addition, our Chief Executive Officer provides recommendations to the Compensation Committee regarding the compensation of the NEOs other than himself. The Compensation Committee considered these recommendations in making decisions regarding 2015 compensation of NEOs.

Compensation Benchmarking

To assist in its determination of the compensation of our executive officers and pay decisions for 2015, the Compensation Committee considered a competitive benchmarking review prepared and presented to the Committee by Meridian. The benchmarking review provided market data for each element of compensation, as well as information regarding the incentive plan designs and pay practices among a selected peer group of companies (Benchmarking Peer Group). The Benchmarking review included comparative compensation data for each of our executive officers that reflects the compensation paid to executives in similar positions at our Benchmarking Peer Group companies. This data was based on Meridian’s proprietary oil and gas exploration and production industry survey database and was supplemented by information in peer company public disclosures. The Compensation Committee used the competitive benchmarking review as a reference point for assessing the overall competitiveness of our executive compensation program.

The companies that comprise the Benchmarking Peer Group are publicly-traded companies and direct competitors in the exploration and production industry, against which we compete for business opportunities, investor capital and executive talent. This Benchmarking Peer Group, which can differ from the performance peer group used for relative TSR purposes under our long-term incentive awards, is reviewed annually. Selection criteria utilized to evaluate the companies that comprise the Benchmarking Peer Group include: scope of operations; financial and operational metrics; and the availability of market compensation data. The Compensation Committee reviews the composition of the peer group at least annually and may consider modifications resulting from business combinations, changes in our strategy, geographic focus, asset sales or other types of transactions that cause peer companies to no longer exist or to no longer be comparable. As a result of our divestiture of properties in the Powder River and Piceance Basins, certain changes were made to the Benchmarking Peer Group to replace several larger peer companies with companies that better aligned with our smaller size and operational focus following the divestitures. The resulting Benchmarking Peer Group was comprised of the companies listed in the following table:

Company	Assets	Revenues	Market Capitalization
	Amounts in Thousands
Resolute Energy Corporation	$1,477	$356	$103
Swift Energy Company	$2,675	$585	$178
Penn Virginia Corporation	$2,722	$531	$478
Comstock Resources Inc.	$2,322	$548	$326
PDC Energy, Inc.	$2,179	$590	$1,481
W&T Offshore Inc.	$2,652	$997	$555
Bonanza Creek Energy Inc.	$2,066	$569	$990
Quicksilver Resources Inc.	$1,268	$488	$36
EXCO Resources Inc.	$2,402	$713	$594
Carrizo Oil & Gas Inc.	$2,441	$677	$1,918
Laredo Petroleum Inc.	$3,333	$710	$1,487
Rosetta Resources Inc.	$3,945	$1,006	$1,372
Median of Benchmarking Peer Group	$2,422	$587	$575
Asset and revenue data as of September 30, 2014; market capitalization data as of December 31, 2014
Bill Barrett Corporation	$2,244	$472	$566
Data as of December 31, 2014

The Compensation Committee believes that this peer group provided a reasonable basis for assessing the competitiveness of the compensation of the NEOs and for making pay decisions for 2015.

Individual Performance Assessments

In setting compensation for the NEOs, the Compensation Committee also considered individual performance assessments that were prepared by the Chief Executive Officer and a performance assessment of the Chief Executive Officer that was conducted by the independent directors.

SUMMARY OF 2015 COMPENSATION DECISIONS

Base Salary

In February 2015, the Compensation Committee decided not to make any base salary adjustments from 2014 levels for any of our existing NEOs.

Executive	2014 Annual Salary	2015 Annual Salary	% Increase
R. Scot Woodall	$550,000	$550,000	0.00%
Robert W. Howard	$386,598	$386,598	0.00%
Larry A. Parnell	$321,322	$321,322	0.00%
Kenneth A. Wonstolen	$319,300	$319,300	0.00%
Troy L. Schindler	n/a	$310,215

Annual Cash Bonus

The Compensation Committee believes that annual bonus awards provide a market-competitive element of compensation and are an appropriate way to incentivize corporate and individual performance. Annual bonus awards are paid from a performance-based bonus pool that is designed to fund individual bonus award payouts based on the performance measures discussed below.

Bonus Award Opportunity for 2015

Individual annual bonus awards are determined through the Performance Cash Bonus Plan, which was established to reward executives for the achievement of financial, strategic and operational objectives and to provide a mechanism that connects cash compensation directly with the Company’s annual performance.

In February 2015, the Compensation Committee approved target bonus opportunities for the NEOs, expressed as a percentage of their annual base salary. Bonus target percentages are reviewed annually by the Committee as part of the compensation benchmarking process previously described. For 2015, the target bonus opportunities for the NEOs were as follows:

Name	Bonus Target (% of Base Salary)
R. Scot Woodall	100%
Robert W. Howard	90%
Larry A. Parnell	75%
Kenneth A. Wonstolen	75%
Troy L. Schindler	60%

The design of the Performance Cash Bonus Plan provides each NEO with the opportunity to earn up to a maximum of 200% of the target bonus opportunity, based on the Company’s performance relative to pre-established operational objectives, and the Committee’s assessment of strategic objectives. In February 2015, the Compensation Committee approved the objectives for the operational component of the 2015 Performance Cash Bonus Plan at corresponding performance goals at the threshold, target and maximum levels, in addition to strategic objectives. The weighted bonus criteria are described as follows:

Operational Objectives		Strategic Objectives
• Production (MMBoe)	25%	• Total Shareholder Return
• Proved Finding and Development Costs	25%	• Portfolio Management
• EBITDAX	25%	• Cost and Financial Management
• Safety/Incident Free Days	10%	• Safety Management
		• Human Resources Management
TOTAL	85%	TOTAL	15%

For the operational objectives, which comprised 85% of the 2015 Performance Cash Bonus Plan, 50% of the weighted proportion of target bonus could be earned based on the Company’s achievement of threshold levels; 100% of the weighted proportion of target bonus could be earned based on the Company’s achievement of target performance levels; and 200% of the weighted proportion of target bonus could be earned based on the Company’s achievement of stretch performance levels (maximum level). No bonus is earned for performance below threshold for each of these components.

The threshold, target and maximum values approved by the Compensation Committee are shown on the charts shown below.

The remaining 15% of the 2015 Performance Cash Bonus Plan was based on performance relative to the Strategic Objectives component. This component represents a basket of key initiatives and performance indicators, the achievement of which or significant progress towards which, can individually and in the aggregate drive cash flow, provide financial strength, improve organizational effectiveness and increase shareholder value. For this component, the Compensation Committee determines the weighted proportion of target bonus earned, based on a quantitative and/or qualitative evaluation of the key initiatives and performance indicators. This evaluation takes into consideration many factors, including performance relative to budget, performance relative to peers, market and external forces, and other risk factors.

For 2015, these strategic objectives included: total shareholder return, both absolute and relative to the performance peer group; portfolio management, including asset sales and cost recovery initiatives; cost management, including general and administrative expense control, lease operating expense reduction and improving capital efficiency; financial management, including debt and liability management; safety and environmental management, including health, safety and environmental leadership initiatives; and human resource management.

Bonus Award Decision for 2015

Achievement of Operational Objectives

The following charts show performance achieved versus the approved threshold, target and maximum goals for the 2015 operational objectives:

Performance Achieved

Performance as shown in the preceding charts resulted in a calculated payout level of 136% of target as shown in the table below:

	Weighting	Achievement	% Payout
Production	25%	2x	50%
Proved Developed and Finding Costs	25%	.64x	16%
EBITDAX	25%	2x	50%
Safety	10%	2x	20%
TOTAL			136%

The Committee also considered performance with respect to the strategic objectives for 2015. The Committee concluded that performance had met expectations in many areas; however, performance fell short in other areas, in particular with respect to total shareholder return (both absolute and relative to peers), as illustrated below. The Committee’s assessment was that the threshold level for the strategic objectives when considered in total was not achieved.

The Committee exercised its discretion to adjust the final bonus determination, and discounted the bonus award to 125%.

Stock Price Performance vs. Peers—2015

Company	Year-to-Date
Callon Petroleum Company	53.0%
PDC Energy, Inc.	29.3%
Laredo Petroleum, Inc.	(22.8)%
Carrizo Oil and Gas, Inc.	(28.9)%
Synergy Resources Corporation	(32.1)%
EXCO Resources, Inc.	(42.9)%
Sanchez Energy Corporation	(53.6)%
Clayton Williams Energy, Inc.	(53.7)%
Bill Barrett Corporation	(65.5)%
Approach Resources Inc.	(71.2)%
Comstock Resources Inc.	(72.5)%
Bonanza Creek Energy Inc.	(78.0)%
Rex Energy Corporation	(79.4)%
Triangle Petroleum Corporation	(83.9)%
Penn Virginia Corporation	(95.5)%

Individual Bonus Amounts

Based on its approval of funding of the Performance Cash Bonus Plan at 125% of target, the Compensation Committee approved the Performance Cash Bonus for the CEO, Mr. Woodall, as shown in the table below. In addition, the CEO made recommendations to the Compensation Committee for adjustments of bonus awards for other NEOs based on individual performance. Upon consideration of the CEO’s recommendations, the Compensation Committee approved the adjustments for Mr. Howard, Mr. Parnell, Mr. Wonstolen and Mr. Schindler. Actual 2015 bonus amounts for our NEOs were as follows:

Name	Target Bonus Opportunity ($)	Maximum Bonus Opportunity ($)	Actual Bonus Earned ($)	Actual Bonus Earned (% of Target)
R. Scot Woodall	$550,000	$1,100,000	$687,500	125%
Robert W. Howard	$347,938	$695,876	$347,938	100%
Larry A. Parnell	$240,992	$481,983	$240,992	100%
Kenneth A. Wonstolen	$239,475	$478,950	$299,344	125%
Troy L. Schindler	$186,129	$372,258	$272,679	147%

Equity-Based Compensation

In 2015, we continued to grant a combination of restricted stock and performance-based awards to align with market practices within our industry and offer competitive total compensation opportunities for our executives. Beginning in 2015, we replaced performance shares with performance cash units which settle in cash instead of shares of common stock. The performance cash units granted in 2015 otherwise have substantially the same features as the performance shares granted in 2014.

In February 2015, the Compensation Committee approved grants of restricted stock and performance cash units to our NEOs. In making decisions concerning equity-based awards made to the NEOs, the Committee considered competitive benchmarking data, the performance of the Company, individual NEO performance and other factors the Committee deemed relevant. Based on these factors, the Committee determined individual target award values for the NEOs, as follows:

Name	Total Target Equity Award Value ($)	Restricted Stock (#)	Performance Cash Units (#)
R. Scot Woodall	$2,900,000	117,790	117,790
Robert W. Howard	$1,159,794	47,108	47,108
Larry A. Parnell	$562,314	22,840	22,840
Kenneth A. Wonstolen	$638,600	25,938	25,938
Troy L. Schindler	$478,854	19,450	19,450

Restricted Stock Awards Granted in 2015

Restricted stock awards granted in February 2015 represented 50% of the target total equity award for each NEO. The restricted stock awards vest ratably over a three-year service period, with 33% vesting on each of the first, second and third anniversaries of the grant date.

Performance Cash Units Granted in 2015

Performance cash units granted in February 2015 (“2015 Program”) represented 50% of the target total equity award for each NEO. The performance cash units will vest and be settled in cash based on the performance of the Company over the three-year period of January 1, 2015 through December 31, 2017 as measured against a peer group of companies. Payouts of the 2015 performance cash units will range from 0% to 200% of the target number of units awarded based on the plan metrics, as shown below:

Measure	Relative Weight	2015-2017 Metrics
		Threshold (50%)	Target (100%)	Stretch (200%)
Relative Total Shareholder Return—market based metric	60%	25th percentile	50th percentile	1st or 2nd
Relative Discretionary Cash Flow per Debt Adjusted Share*	40%	25th percentile	50th percentile	1st or 2nd
*	Calculated by dividing discretionary cash flow during the performance period by the sum of the total outstanding common shares and the share equivalent of total assumed debt relative to peers.

Vesting will occur at stretch level if the Company is the highest or second highest performer even if the peer group decreases due to mergers or acquisitions.

The performance share awards granted in 2013 and 2014 and the performance cash units granted in 2015 are tracking in alignment with company performance and shareholder returns. All three programs include a Total Shareholder Return metric (33% in the 2013 program; 60% in the 2014 and 2015 programs), and vest based on relative stock performance against an approved peer group of competitive companies.

COMPENSATION-RELATED POLICIES AND OTHER INFORMATION

Executive and Director Stock Ownership Guidelines

The Board of Directors of the Company believes that certain executives and our non-employee directors should own and hold common stock of the Company to further align their interests and actions with the interests of the Company’s stockholders. Therefore, the Board of Directors adopted stock ownership guidelines, effective February 23, 2011. The stock ownership guidelines require certain executives (“Covered Executives”) to achieve ownership of a number of shares with a market value equal to a multiple of the Covered Executive’s base salary in effect on the effective date of the stock ownership guidelines, or the date the executive becomes a Covered Executive. In the case of directors, the ownership requirement is expressed as a multiple of the annual cash retainer, excluding additional committee chair retainers. The market value of the stock that counts toward satisfaction of the stock ownership guidelines (“Qualifying Shares”) that each Covered Executive and director is required to own is as follows:

Covered Executives / Directors	Ownership Requirement
Chief Executive Officer	5x base salary
Chief Operating Officer, Chief Financial Officer and Executive Vice Presidents	2x base salary
Senior Vice Presidents	1x base salary
Non-Employee Directors	5x annual cash retainer (excluding committee chair retainers)

Qualifying Shares include:

•	Stock purchased on the open market;

•	Stock obtained through stock option exercises;

•	Restricted stock;

•	Vested restricted stock units;

•	Vested deferred stock units; and

•	Stock beneficially owned in a trust, by a spouse and/or minor children.

Shares of stock that Covered Executives and directors have the right to acquire through the exercise of stock options (whether or not vested) are not included as Qualifying Shares for purposes of the stock ownership guidelines.

Covered Executives and directors have to comply with the guidelines within five years from the later to occur of the adoption of the stock ownership guidelines or the appointment of that individual to a position subject to the stock ownership guidelines. The number of shares of our common stock beneficially owned by our NEOs and our non-employee directors is shown in the “Beneficial Owners of Securities” section.

Tax and Accounting Treatment of the Elements of Executive Compensation

We account for stock-based compensation in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

Section 162(m) of the Code generally disallows a tax deduction to public companies for individual compensation paid to the Chief Executive Officer and the other four highest compensated executive officers (other than the chief financial officer) to the extent the compensation exceeds $1 million in any year. Performance-based compensation paid pursuant to a shareholder-approved incentive plan is not subject to the Section 162(m) limitations if certain requirements are met. Our Performance Cash Bonus Plan, 2008 Stock Incentive Plan and 2012 Equity Incentive Plan all have been approved by our shareholders. These plans are intended to enable the Company to preserve, to the extent practicable, the tax deductibility of incentive awards under Section 162(m). We are seeking stockholder approval of the Cash Incentive Plan at the May 17, 2016 annual meeting of stockholders (see below, “Proposal No. 4: Approval of Cash Incentive Plan”). This plan is intended to enable the Company to preserve, to the extent practicable, the tax deductibility of incentive awards under Section 162(m).

As part of its role, the Compensation Committee reviews and considers the financial reporting and income tax deductibility of the compensation of our executive officers. Our policy is to utilize available tax deductions whenever appropriate and consistent with our compensation philosophy and objectives. However, the Compensation Committee retains the discretion to provide compensation to our executive officers that may not be fully deductible.

Compensation Risk Assessment

The Compensation Committee believes that its approach to choosing performance metrics and threshold, target and stretch performance levels, and evaluation of performance results mitigate the potential for excessive risk-taking that could harm our value or reward poor judgment by our executives. The Compensation Committee believes that several features of our executive compensation program reflect sound risk management practices and provide a reasonable balance between short-term and long-term objectives, which help mitigate excessive risk-taking in the short term. For example, with respect to our incentive compensation programs, the metrics that determine vesting for our performance shares and performance cash units are Company-wide metrics only. In addition, the performance criteria reviewed by our Compensation Committee in determining cash bonuses are Company-wide, and our Compensation Committee has authority to exercise negative discretion over bonus payments under the Performance Cash Bonus Plan. The Compensation Committee believes that applying Company-wide metrics encourages decision making that is in the Company’s best long-term interests and those of our shareholders as a whole and that the multi-year vesting of our equity awards and our use of a combination of restricted stock and performance shares and performance cash units for executive compensation discourages excessive risk-taking and properly accounts for the time horizon of risk. Further, the Company’s Clawback Policy, discussed below, mitigates against excessive risk-taking, and the Company’s stock ownership guidelines for directors and Covered Executives, discussed above, further aligns the interests of the directors and Covered Executives with those of our shareholders. In 2014, the Compensation Committee engaged Meridian Partners, its independent compensation consultant, to conduct a formal risk assessment on all executive compensation programs. The findings indicated that the features of our compensation program mitigate the potential for excessive risk taking and poor executive judgment.

Clawback/Forfeiture Provisions

We intend to follow the requirements of Section 304 of the Sarbanes-Oxley Act to recover bonus or other incentive-based or equity-based compensation received by our chief executive officer and chief financial officer and any profits they realized from the sale of securities during the relevant periods in the event we are required to prepare an accounting restatement due to our material noncompliance, as a result of misconduct, with any financial reporting requirement under securities laws and would pursue other available remedies against them or other employees engaged in illegal activities. In 2014, a formal Clawback Policy was developed, approved and implemented in accordance with the expected requirements of the Dodd-Frank Act. All awards under our 2012 Equity Incentive Plan will be subject to the Clawback Policy.

Anti-Hedging and Anti-Pledging Provisions

Our insider trading policies applicable to the NEOs, other officers and directors prohibit transactions in puts, calls and other derivative securities with respect to our securities on an exchange or in any other organized market, as well as short sales of our securities.

In addition, the NEOs and others subject to this policy may not hold Company securities in a margin account, and may not, without prior approval, pledge Company securities as collateral for any other loan. An exception to this prohibition may be granted in the case of a non-margin loan where the person is able to clearly demonstrate the financial ability to repay the loan without resorting to the pledged securities. No exceptions have been granted, and we are not aware of any of our shares being pledged by the NEOs.

CONCLUSION

The Compensation Committee believes the design of our executive compensation program effectively aligns the interests of our executives with the interests of our shareholders. Further, our executive compensation program is subject to a comprehensive governance process involving only independent directors. The Committee will continue to review our executive compensation program, policies and processes and periodically make modifications to maintain alignment with Company performance, shareholder expectations and prevailing competitive and governance practices.

* * * * *

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation for the years ended December 31, 2015, 2014, and 2013 of our Chief Executive Officer, our Chief Financial Officer and each of our next three most highly compensated executive officers serving as of December 31, 2015 (we refer to these five individuals, collectively, as the named executive officers, or NEOs). Mr. Woodall has not received any separate compensation as a director. During the past three fiscal years, we did not pay any cash bonuses (other than bonuses paid under our Performance Cash Bonus Plan), grant any option awards or have any pension plans. In addition, our 2010 Deferred Compensation Plan does not provide for above-market or preferential earnings. Therefore, we have not included the Bonus column, Option Awards column or the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column in the table below. For additional information concerning the compensation paid to our named executive officers, including the 2010 Deferred Compensation Plan, see the “Compensation Discussion and Analysis” and “Non-Qualified Deferred Compensation for 2015” sections.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
R. Scot Woodall	2015	$571,154	$3,148,762	$687,500	$58,539	$4,465,955
Chief Executive Officer,	2014	$542,308	$2,622,900	$368,500	$61,619	$3,595,327
President and Director	2013	$470,878	$2,426,482	$450,000	$44,225	$3,391,585
Robert W. Howard	2015	$401,467	$1,259,291	$347,938	$39,602	$2,048,298
Former Chief Financial Officer	2014	$382,968	$1,176,963	$225,000	$40,729	$1,825,660
	2013	$359,136	$2,145,307	$262,269	$35,097	$2,801,809
Larry A. Parnell	2015	$333,681	$610,558	$240,992	$32,501	$1,217,732
Former Senior Vice President—Business	2014	$319,650	$602,003	$168,000	$35,430	$1,125,083
Development	2013	$306,401	$716,915	$232,842	$29,698	$1,285,856
Kenneth A. Wonstolen	2015	$331,581	$693,375	$299,344	$17,580	$1,341,880
Senior Vice President—General Counsel and Corporate Secretary	2014	$317,869	$598,218	$150,000	$17,280	$1,083,367
	2013	$119,231	$628,307	$139,500	$6,423	$893,461
Troy L. Schindler Senior Vice President—Operations(4)	2015	$314,454	$519,938	$272,679	$27,498	$1,134,569

(1)	The amounts reflect the grant date fair value of nonvested equity share, performance share and performance cash unit awards, as calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation-Stock Compensation.” For additional information concerning our application of FASB ASC Topic 718, see Note 11 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. The amounts shown disregard the estimate of forfeitures related to service-based vesting conditions. The grant date fair value of nonvested equity share and performance cash unit awards is as follows for 2015:

Name	Non-Vested Equity Shares ($)	Performance Cash Units ($)(a)	Total ($)
R. Scot Woodall	$1,449,995	$1,698,767	$3,148,762
Robert W. Howard	$579,899	$679,392	$1,259,291
Larry A. Parnell	$281,160	$329,398	$610,558
Kenneth A. Wonstolen	$319,297	$374,078	$693,375
Troy L. Schindler	$239,430	$280,508	$519,938

(a)	The maximum potential grant date fair values of the performance cash units, assuming that each individual ultimately earned 200% of the total number of units granted, are as follows: Mr. Woodall-$3,397,534; Mr. Howard-$1,358,784; Mr. Parnell-$658,796; Mr. Wonstolen-$748,156; Mr. Schindler-$561,016.

(2)	Represents amounts earned and awarded under the Performance Cash Bonus Plan in the year indicated, paid in the subsequent year.

(3)	The amounts in the “All Other Compensation” column consist of (i) reimbursements for wellness (maximum $720 per year) and parking (maximum $1,680 per year); (ii) the amounts listed below relating to our 401(k) matching contributions for the years indicated, which amounts, until April 2015, were paid one-half in cash and one-half in our common stock; and (iii) the amounts listed below of our discretionary Company contributions made to NEOs under the 2010 Deferred Compensation Plan.

	401(k) Matching Contributions	NQDC Matching Contributions
	2015	2015
R. Scot Woodall	$15,900	$40,479
Robert W. Howard	$15,900	$21,688
Larry A. Parnell	$15,900	$14,201
Kenneth A. Wonstolen	$15,900	$—
Troy L. Schindler	$15,900	$10,932

(4)	Mr. Schindler first became a named executive officer during the year ended December 31, 2015.

GRANTS OF PLAN-BASED AWARDS IN 2015

During 2015, we granted non-equity and equity awards to the named executive officers as summarized below. For additional information regarding the compensation paid to our named executive officers, including grants of non-equity and equity awards, see the “Compensation Discussion and Analysis” section.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(2)
Name	Grant Date	Threshold $	Target $	Maximum $	Threshold (#)	Target (#)	Maximum (#)
R. Scot Woodall
2015 Cash Bonus Plan		$275,000	$550,000	$1,100,000
Restricted Stock Awards	2/5/2015							117,790	$1,449,995
Performance Cash Units	2/5/2015				58,895	117,790	235,580		$1,698,767
Robert W. Howard
2015 Cash Bonus Plan		$173,969	$347,938	$695,876
Restricted Stock Awards	2/5/2015							47,108	$579,899
Performance Cash Units	2/5/2015				23,554	47,108	94,216		$679,392
Larry A. Parnell
2015 Cash Bonus Plan		$120,496	$240,992	$481,983
Restricted Stock Awards	2/5/2015							22,840	$281,160
Performance Cash Units	2/5/2015				11,420	22,840	45,680		$329,398
Kenneth A. Wonstolen
2015 Cash Bonus Plan		$119,738	$239,475	$478,950
Restricted Stock Awards	2/5/2015							25,938	$319,297
Performance Cash Units	2/5/2015				12,969	25,938	51,876		$374,078
Troy L. Schindler
2015 Cash Bonus Plan		$93,065	$186,129	$372,258
Restricted Stock Awards	2/5/2015							19,450	$239,430
Performance Cash Units	2/5/2015				9,725	19,450	38,900		$280,508

(1)	These awards represent performance cash units granted in February 2015 that will settle in cash.

(2)	The amounts in the “Grant Date Fair Value of Stock Awards” column were determined in accordance with FASB ASC Topic 718. For additional information concerning our application of FASB ASC Topic 718, see Note 11 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2015

The following table contains information with respect to outstanding equity awards for the named executive officers at December 31, 2015.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
R. Scot Woodall
2008 Incentive Plan	32,680	—		$23.45	2/16/2016
2008 Incentive Plan	24,500	—		$30.94	2/9/2017
2008 Incentive Plan	20,000	—		$35.38	7/30/2017
2008 Incentive Plan	21,000	—		$39.02	2/16/2018
2008 Incentive Plan(1)	39,173	13,057		$27.25	2/14/2019
2008 Incentive Plan(2)						2,201	$8,650
2012 Incentive Plan(3)						21,789	$85,631
2012 Incentive Plan(4)						6,503	$25,557
2012 Incentive Plan(5)						46,770	$183,806
2012 Incentive Plan(6)						117,790	$462,915
2012 Incentive Plan(7)								43,579	$171,265
2012 Incentive Plan(8)								13,007	$51,118
2012 Incentive Plan(9)								62,361	$245,079
2012 Incentive Plan(13)								117,790	$462,915

Robert W. Howard
2008 Incentive Plan	54,635	—		$23.45	2/10/2016
2008 Incentive Plan	40,184	—		$30.94	2/9/2017
2008 Incentive Plan	19,500	—		$39.02	2/16/2018
2008 Incentive Plan(1)	30,327	10,108		$27.25	2/14/2019
2008 Incentive Plan(2)						1,704	$6,697
2012 Incentive Plan(3)						14,724	$57,865
2012 Incentive Plan(5)						20,987	$82,479
2012 Incentive Plan(6)						47,108	$185,134
2012 Incentive Plan(7)								29,448	$115,731
2012 Incentive Plan(10)						9,440	$37,099	23,602	$92,756
2012 Incentive Plan(9)								27,983	$109,973
2012 Incentive Plan(13)								47,108	$185,134

Larry A. Parnell
2008 Incentive Plan	20,000	—		$34.99	8/23/2017
2008 Incentive Plan	10,000	—		$39.02	2/16/2018
2008 Incentive Plan(1)	20,867	6,955		$27.25	2/14/2019
2008 Incentive Plan(2)						1,172	$4,606
2012 Incentive Plan(3)						9,285	$36,490
2012 Incentive Plan(5)						10,734	$42,185
2012 Incentive Plan(6)						22,840	$89,761
2012 Incentive Plan(7)								18,571	$72,984
2012 Incentive Plan(10)						6,055	$23,796	15,139	$59,496
2012 Incentive Plan(9)								14,313	$56,250
2012 Incentive Plan(13)								22,840	$89,761

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kenneth A. Wonstolen
2012 Incentive Plan(11)						7,564	$29,727
2012 Incentive Plan(5)						10,667	$41,921
2012 Incentive Plan(6)						25,938	$101,936
2012 Incentive Plan(12)								15,129	$59,457
2012 Incentive Plan(9)								14,223	$55,896
2012 Incentive Plan(13)								25,938	$101,936

Troy L. Schindler
2008 Incentive Plan	24,000	—		$23.45	2/16/2016
2008 Incentive Plan	11,776	—		$30.94	2/9/2017
2008 Incentive Plan	9,500	—		$39.02	2/16/2018
2008 Incentive Plan(1)	12,149	4,049		$27.25	2/14/2019
2008 Incentive Plan(2)						682	$2,680
2012 Incentive Plan(3)						6,178	$24,280
2012 Incentive Plan(5)						7,271	$28,575
2012 Incentive Plan(6)						19,450	$76,439
2012 Incentive Plan(7)								12,356	$48,559
2012 Incentive Plan(9)								9,695	$38,101
2012 Incentive Plan(13)								19,450	$76,439

(1)	These options were granted on February 14, 2012 and vest 25% on each of February 16, 2013, 2014, 2015 and 2016.

(2)	These nonvested equity shares of common stock were granted on February 14, 2012 and vest 25% on February 16, 2013, 2014, 2015 and 2016.

(3)	These nonvested equity shares of common stock were granted on February 11, 2013 and vest 25% on February 16, 2014, 2015, 2016 and 2017.

(4)	These nonvested equity shares of common stock were granted on April 16, 2013 and vest 25% on April 16, 2014, 2015, 2016 and 2017.

(5)	These nonvested equity shares of common stock were granted on February 6, 2014 and vest 25% on February 16, 2015, 2016, 2017 and 2018.

(6)	These nonvested equity shares of common stock were granted on February 5, 2015 and vest 33.3% on February 16, 2016, 2017 and 2018.

(7)	These nonvested performance shares were granted to the named executive officers on February 27, 2013 and are considered the “2013 Program”. Vesting is contingent upon meeting certain operational, financial and market metrics that are selected by the Compensation Committee. The performance shares contingently vest on May 1, 2016 depending on the level at which the performance goals are achieved. It is possible for up to 200% of the original shares to vest based on meeting the performance goals. The performance conditions for the vesting of these shares were established by the Compensation Committee in February 2013. For additional information concerning our performance goals see Note 11 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

(8)	These nonvested performance shares were granted to the named executive officers on April 16, 2013 and are scheduled to vest in accordance with the 2013 Program.

(9)	These nonvested performance shares were granted to the named executive officers on February 26, 2014 and are considered the “2014 Program”. Vesting is contingent upon meeting certain operational, financial and market metrics that are selected by the Compensation Committee. The performance shares contingently vest on May 1, 2017 depending on the level at which the performance goals are achieved. It is possible for up to 200% of the original shares to vest based on meeting the performance goals. The performance conditions for the vesting of these shares were established by the Compensation Committee in February 2014. For additional information concerning our performance goals; see Note 11 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

(10)	These nonvested performance shares were granted to the named executive officers on July 18, 2013 in accordance with the 2013 Program. The amounts under the “Number of Shares or Units of Stock That Have Not Vested” and “Market Value of Shares or Units of Stock That Have Not Vested” columns represent a portion of the total shares that were earned based on performance criteria that had been achieved as of December 31, 2015, but do not vest until July 18, 2016. The remaining shares are unearned and have not vested and are included under the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” and “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested” columns.

(11)	These nonvested equity shares of common stock were granted on August 5, 2013 and vest 25% on August 15, 2014, 2015, 2016 and 2017.

(12)	These nonvested performance shares were granted to the named executive officers on August 5, 2013 in accordance with the 2013 Program.

(13)	These nonvested performance units were granted to the named executive officers on February 5, 2015 as part the “2015 Program” which granted units that will settle in cash. Vesting is contingent upon meeting certain operational, financial and market metrics that are selected by the Compensation Committee. The performance units contingently vest on May 1, 2018 depending on the level at which the performance goals are achieved. It is possible for up to 200% of the original units to vest based on meeting the performance goals. The performance conditions for the vesting of these units were established by the Compensation Committee in March 2015. For additional information concerning our performance goals; see Note 11 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

OPTION EXERCISES AND STOCK VESTED IN 2015

The following table contains information with respect to the named executive officers concerning option exercises and vesting of restricted stock during 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
R. Scot Woodall	—	$—	34,040	$422,339
Robert W. Howard	—	$—	25,093	$276,435
Larry A. Parnell	—	$—	14,937	$162,764
Kenneth A. Wonstolen	—	$—	7,338	$62,779
Troy L. Schindler	—	$—	7,146	$89,754

NON-QUALIFIED DEFERRED COMPENSATION FOR 2015

Pursuant to the 2010 Deferred Compensation Plan, a participant can contribute up to 90% of a participant’s combined base salary and actual bonus earned. In total, we will match the participant’s contribution dollar for dollar up to 6% of the amount of the participant’s cash salary and bonus that is in excess of the Annual Compensation Limit under IRC Section 401(a)(17). Beginning January 1, 2014, participants can defer into this plan with first dollar earned. The Compensation Committee has the discretion to discontinue or modify the match if business conditions warrant. All amounts deferred and matched under the plan vest immediately. The deferred amounts are payable to the participants at a time preselected by the participants, which can include separation from service, death or disability, a change in control, or a set in-service date. The amount of the payouts will be tied to actual investment returns chosen by each participant from a group of investment options selected by the plan committee.

The following table summarizes the named executive officers’ compensation for 2015 under the 2010 Deferred Compensation Plan.

Name	Executive Contributions in 2015 ($)(1)	Company Contributions in 2015 ($)(2)	Aggregate Earnings (Losses) in 2015 ($)(3)	Aggregate Withdrawals/ Distributions in 2015 ($)	Aggregate Balance at December 31, 2015 ($)(4)
R. Scot Woodall	$40,479	$40,479	$(7,195)	$—	$222,910
Robert W. Howard	$21,688	$21,688	$40	$—	$89,646
Larry A. Parnell	$116,788	$14,201	$(3,369)	$219,311	$215,007
Kenneth A. Wonstolen	$—	$—	$—	$—	$—
Troy L. Schindler	$10,932	$10,932	$23	$—	$52,141

(1)	The amounts reflected as Executive Contributions in this table are included in the Summary Compensation Table under “Salary”. Executive Contributions reflected above are based on the employee’s elected deferral percentage and eligibility for plan participation. The contributions come from salary and/or bonus and are deposited on a bi-weekly basis.

(2)	The amounts reflected as Company Contributions above are included in the Summary Compensation Table under “All Other Compensation.”

(3)	These amounts are not included in the Summary Compensation Table.

(4)	Of this balance, the following amounts were reported as compensation for each named executive officer and included in the Summary Compensation Table for the year ended December 31, 2014: Mr. Woodall $87,878; Mr. Howard $46,228; and Mr. Parnell $119,922; and for the year ended December 31, 2013: Mr. Woodall $53,940; Mr. Howard $35,276; and Mr. Parnell $83,931.

SEVERANCE AND CHANGE-IN-CONTROL ARRANGEMENTS

Our change-in-control agreements (the “CIC Agreements”) with our chief executive officer, chief financial officer, senior vice presidents and vice presidents (the “Senior Executive Officers”), including all of the named executive officers, have an effective date of January 1, 2015 and supersede the executives’ prior change-in-control agreements. Each of the CIC Agreements has a term of five years following the effective date of the agreement. The following is a summary of the material terms of the CIC Agreements:

•

The CIC Agreements have a “double trigger” so that they are triggered when there is both a change in control of the Company, and the person’s employment is terminated within two years after the change in control other than a termination by us for cause or by the Senior Executive Officer without good reason. We believe that providing severance benefits in this situation is appropriate in order to ensure that our Senior Executive Officers are committed to completing a transaction that may be in the best interests of our shareholders without concerns for his or her job security. In the event both triggers occur, Senior Executive Officers will receive:

¡

A severance payment equal to two or three times the sum of the Senior Executive Officer’s annualized base salary plus the greater of i) the executive’s target annual bonus or ii) the average of the actual bonuses earned by the executive over the three-year period preceding the year of termination. This amount is payable in a lump sum.

¡	Lump sum equal to the greater of i) executive’s pro rata bonus at target or ii) executive’s pro rata bonus based on actual performance.

¡	Payment of a lump sum amount equivalent to the cost to continue all life, disability, accident, and health insurance, or reasonably equivalent benefits, for 24 or 36 months after termination.

¡	Payment of $12,000 for outplacement services to assist the Senior Executive Officer in obtaining new employment.

•	The CIC Agreements do not include excise tax gross-ups.

•

Upon termination of employment for any reason and not only after a change in control, the Senior Executive Officer will not solicit any of our employees for a period of two years after the termination of the Senior Executive Officer’s employment.

•	The CIC Agreements also contain a requirement that the Senior Executive Officer keep our nonpublic information confidential.

Pursuant to the CIC Agreements, a change in control is deemed to occur if any of the following occurs:

•	Someone acquires 30% or more of our common stock;

•

The individuals who are members of our Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board unless approved by a vote of at least a majority of the then Incumbent Board;

•	We consummate a merger, consolidation, or reorganization, unless certain circumstances are met;

•	Our complete liquidation or dissolution; or

•	The sale or other disposition of all or substantially all of our assets

A termination by the Senior Executive Officer for “good reason” requires the following:

•

Assignment to the Senior Executive Officer of duties materially and adversely inconsistent with, or a substantial adverse alteration in the nature of, the Senior Executive Officer’s responsibilities in effect immediately prior to the change in control;

•

A material reduction in either the Senior Executive Officer’s salary or target bonus (if a target bonus has been established for the Senior Executive Officer) as each is in effect on the date of a change in control, or the discontinuance or material adverse alteration of any material pension, welfare or fringe benefit enjoyed by the Senior Executive Officer on the date of a change in control;

•

Relocation of the Senior Executive Officer’s place of employment to any place in excess of 50 miles from the Senior Executive Officer’s place of employment immediately prior to the change in control without the Senior Executive Officer’s written consent;

•	Material breach by us of the change-in-control agreement that is not cured in the appropriate period; or

•	Failure by us to have our obligations under the change-in-control agreement assumed by any successor company.

“Cause” means:

•

If the Senior Executive Officer is party to an employment agreement or similar agreement with us and that agreement includes a definition of cause, the definition contained in that agreement applies (no officers currently have employment or similar agreements).

•	If no employment or similar agreement exists, it means:

¡	The Senior Executive Officer’s failure to perform the duties reasonably assigned to him or her;

¡	Our good faith finding of the officer’s dishonesty, gross negligence, or misconduct;

¡	A material breach by the Senior Executive Officer of any of our written employment policies or rules; or

¡	The Senior Executive Officer’s conviction for, or his or her plea of guilty or nolo contendere to, a felony or any other crime which involves fraud, dishonesty, or moral turpitude.

Potential Payments Upon Termination, Including Termination as a Result of a Change-in-Control, as of December 31, 2015

The table below summarizes the estimated payments that would potentially be payable to our named executive officers pursuant to our Executive Severance Policy and Executive Retirement, Death and Disability Guidelines assuming that their employment terminated on December 31, 2015. Payments under the Executive Severance Policy and Executive Retirement, Death and Disability Guidelines are subject to the discretion of the Compensation Committee. Additionally, the table summarizes estimated payments that would be payable to our named executive officers under the CIC Agreements, assuming that their employment terminated on December 31, 2015 within two years following a change in control. No payment would be required in the event of a voluntary termination (other than for good reason, in which event the payments summarized below would apply), a termination by us or our successor for cause or a termination by us before a change in control (unless the termination was within 180 days prior to the change in control, in which event the payments summarized below would apply).

Executive(1)	Payment Elements	Resignation for Good Reason or Termination Without Cause	Retirement	Death or Disability	Termination in Connection with a Change-in- Control
R. Scot Woodall
	Cash Severance(2)	$2,200,000	$—	$—	$3,300,000
	Termination Year Bonus(3)	$687,500	$—	$687,500	$687,500
	Equity Awards Acceleration(4)	$440,281	$—	$160,457	$1,536,795
	Health & Welfare(5)	$78,504	$—	$—	$117,756
	Outplacement Services(6)	$12,000	$—	$—	$12,000
	Severance Cutback(7)	N/A	N/A	N/A	$—
	Total Benefit	$3,418,285	$—	$847,957	$5,654,051
Robert W. Howard
	Cash Severance(2)	$1,101,804	$—	$—	$2,203,609
	Termination Year Bonus(3)	$347,938	$347,938	$347,938	$347,938
	Equity Awards Acceleration(4)	$261,111	$99,175	$99,175	$785,821
	Health & Welfare(5)	$38,583	$—	$—	$77,166
	Outplacement Services(6)	$12,000	$—	$—	$12,000
	Severance Cutback(7)	N/A	N/A	N/A	$(126,146)
	Total Benefit	$1,761,436	$447,113	$447,113	$3,300,388
Larry A. Parnell
	Cash Severance(2)	$562,314	$—	$—	$1,124,627
	Termination Year Bonus(3)	$240,992	$—	$240,992	$240,992
	Equity Awards Acceleration(4)	$130,829	$—	$40,196	$427,139
	Health & Welfare(5)	$13,395	$—	$—	$26,790
	Outplacement Services(6)	$12,000	$—	$—	$12,000
	Severance Cutback(7)	N/A	N/A	N/A	$(53,087)
	Total Benefit	$959,530	$—	$281,188	$1,778,461
Kenneth A. Wonstolen
	Cash Severance(2)	$838,163	$—	$—	$1,676,325
	Termination Year Bonus(3)	$299,344	$—	$299,344	$299,344
	Equity Awards Acceleration(4)	$101,598	$—	$38,780	$353,366
	Health & Welfare(5)	$36,221	$—	$—	$72,441
	Outplacement Services(6)	$12,000	$—	$—	$12,000
	Severance Cutback(7)	N/A	N/A	N/A	$—
	Total Benefit	$1,287,326	$—	$338,124	$2,413,476
Troy L. Schindler
	Cash Severance(2)	$496,344	$—	$—	$992,688
	Termination Year Bonus(3)	$272,679	$—	$272,679	$272,679
	Equity Awards Acceleration(4)	$78,271	$—	$28,442	$267,264
	Health & Welfare(5)	$23,604	$—	$—	$47,208
	Outplacement Services(6)	$12,000	$—	$—	$12,000
	Severance Cutback(7)	N/A	N/A	N/A	$(38,237)
	Total Benefit	$882,898	$—	$301,121	$1,553,602

(1)	Messrs. Howard and Wonstolen are both retirement eligible and are eligible to receive the same benefits upon retirement that they would receive upon death or disability.

(2)	Upon termination without cause or resignation for good reason Mr. Woodall is entitled to receive an amount equal to two times (2x) the sum of (i) the NEO’s base salary in effect at the time of termination plus (ii) an amount equal to the NEO’s target cash bonus in the year in which the termination occurs. Messrs. Howard and Wonstolen are entitled to receive an amount that is one and one-half times (1.5x) the above sum and Messrs. Parnell and Schindler are entitled to receive an amount that is one times (1x) the above sum. Upon termination without cause or resignation for good reason following a change in control, Messrs. Woodall, Howard and Wonstolen are entitled to receive an amount that is three times (3x) the sum of (i) the NEO’s base salary in effect at the time of termination plus (ii) the greater of (A) an amount equal to the NEO’s target cash bonus in the year in which the termination occurs of (B) the average of the actual cash bonus paid in the most recent three years preceding the calendar year of termination. Messrs. Parnell and Schindler are entitled to receive an amount that is two times (2x) the above sum.

(3)	Upon termination due to death or disability, termination without cause, or resignation for good reason, each NEO is entitled to receive a termination year bonus paid pro-rata at the Committee’s discretion. The Committee can choose to pay based on target, actual performance or other factors. The termination year bonus is shown at actual performance for the performance period ended on December 31, 2015. Under termination without cause or a resignation for good reason following a change in control, each NEO is entitled to receive a termination year bonus pro-rata amount equal to the greater of (A) target or (B) actual bonus based on performance for the performance period ended on December 31, 2015. The termination year bonus is shown at actual.

(4)	In the event of termination without cause or resignation for good reason, all outstanding stock options and time-vesting restricted stock awards that will vest within 12 months of the termination date will immediately vest unless the award was granted within the last 6 months. Stock options and time-vesting restricted stock awards granted within the last 6 months will be forfeited. Performance awards will immediately vest pro-rata based on actual performance unless the awards were granted within the last 12 months, in which case they are forfeited. The 2013 performance-based award is shown at actual performance for the performance period ended on December 31, 2015 (25% earned). The 2014 performance-based awards are shown at actual performance assuming the performance period ended on December 31, 2015. The 2015 award was granted within the last 12 months and thus forfeited. In the event of death, disability or retirement, performance-based awards will receive the same treatment as described above. All unvested time-vesting restricted stock awards will be forfeited and all unvested stock options will immediately vest unless granted within the last 6 months, in which case they are forfeited. Upon termination without cause or resignation for good reason following a change in control, all outstanding stock options and time-vesting restricted stock awards will immediately vest. Performance-based awards will vest based on actual performance for TSR through the termination date and at target for financial/operational metrics. The 2013, 2014 and 2015 performance-based awards are shown at actual performance for TSR through December 31, 2015 and at target for financial/operational metrics.

(5)	In the event of termination without cause or resignation for good reason, health and welfare benefits will continue for Mr. Woodall for 24 months, Messrs. Howard and Wonstolen for 18 months and Messrs. Parnell and Schindler for 12 months. Upon termination without cause or a resignation for good reason following a change in control, health and welfare benefits will continue for Messrs. Woodall, Howard and Wonstolen for 36 months and Messrs. Parnell and Schindler for 24 months.

(6)	In the event of a termination without cause or resignation for good reason, each NEO is eligible to receive outplacement services valued at $12,000. In the event of a termination without cause or a resignation for good reason following a change in control, each NEO is entitled to receive outplacement services valued at $12,000.

(7)	The updated agreements provide that in the event the potential payments would constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code, or result in any interest or penalties with respect to such excise tax, then the amount of the payout would be automatically reduced to an amount equal to $1.00 less than three times (3x) the “base amount” as defined in Section 280G(3) of the Internal Revenue Code (the “Reduced Payment”). The preceding sentence shall not apply if the sum of the amount of severance pay less the amount of excise tax payable by the NEO is greater than the Reduced Payment.

INDEMNIFICATION AGREEMENTS

We have entered into an indemnification agreement with each of our directors and executive officers. These agreements require us, among other things, to indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified, and to cover them under any directors’ and officers’ liability insurance policy that we choose, in our discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and will be in addition to any other rights that the indemnitee may have under our Restated Certificate of Incorporation, Bylaws, and applicable law.

DIRECTOR COMPENSATION

In 2015 our non-employee directors (“Outside Directors”) received an annual retainer of $75,000, paid in quarterly installments. The Chair of the Audit Committee received an additional annual retainer of $25,000, the Chair of the Compensation Committee received an additional annual retainer of $15,000, and the chairs of other standing committees received an additional annual retainer of $10,000. The Non-Executive Chairman of the Board received an additional annual retainer of $140,000, paid in quarterly installments.

Outside Directors may elect to receive all or a portion of their cash compensation for a calendar year in the form of restricted common stock units. After each quarter, shares with a fair market value equal to the fees payable for that quarter, calculated using the closing price on the NYSE on the last trading day of the quarter, are delivered to each Outside Director who elected before that calendar year to receive shares in lieu of cash payments.

Outside Directors are reimbursed for all reasonable out-of-pocket expenses incurred in attending meetings of the Board and its committees and director education programs.

The Outside Directors also receive annual compensation in the form of equity to better align their interests with the interests of our shareholders. The equity portion of the compensation for Outside Directors is paid in the form of restricted common stock units having a grant date value of $150,000. The restricted common stock units are granted to each Outside Director on June 1 of each calendar year (the “Date of Grant”). All restricted common stock units are settled through the issuance of common stock. Unless the director has elected a later settlement date before the Date of Grant, the restricted common stock units are settled on the earlier to occur of the first anniversary of the Date of Grant or the date that the Outside Director ceases to be a director other than as a result of removal from office. Outside Directors elected other than at an annual meeting of shareholders are eligible for a partial equity award.

The table below sets forth the compensation for our Outside Directors for the year ended December 31, 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Carin M. Barth	$75,000	$150,000	$225,000
Kevin O. Meyers	$75,000	$150,000	$225,000
Jim W. Mogg	$140,000	$225,000	$365,000
William F. Owens	$85,000	$150,000	$235,000
Edmund P. Segner, III	$85,000	$150,000	$235,000
Randy I. Stein	$100,000	$150,000	$250,000
Michael E. Wiley	$90,000	$150,000	$240,000

(1)

This column includes $150,000 for each director, which is the grant date fair value of the awards as calculated in accordance with ASC Topic 718, of the portion of each director’s annual compensation paid in the form of restricted common stock units. This amount disregards the estimate of forfeitures. For additional information about assumptions see Note 11 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. This column also includes $75,000 for Mr. Mogg, which is the dollar amount of quarterly director fees that were paid in the form of our restricted common stock units. After each quarter, restricted common stock units with a value equal to the fees payable for that quarter, calculated using the closing price of our common stock on the NYSE on the last trading day of the quarter, are delivered to the directors who elected prior to January 1, 2015 to receive restricted common stock units in lieu of cash payments. Mr. Mogg was the only director who elected to receive quarterly director fees in stock during the year ended December 31, 2015.

(2)	As of December 31, 2015, each director held the following number of outstanding options and restricted common stock units:

Non-Employee Director	Options	Restricted Stock Units(1)
Carin M. Barth	—	17,221
Kevin O. Meyers	—	17,221
Jim W. Mogg	20,000	17,221
William F. Owens	7,500	23,221
Edmund P. Segner, III	20,000	36,166
Randy I. Stein	20,000	17,221
Michael E. Wiley	20,000	17,221

(1)	Includes 18,945 restricted stock units for Mr. Segner and 6,000 restricted stock units for Mr. Owens that have vested, but such director chose to defer the settlement until a later date.

REVIEW AND APPROVAL OF RELATED PARTY TRANSACTIONS

Pursuant to the terms of its Charter, the Audit Committee shall review, and approve, deny or ratify all related party transactions. Related party transactions are strongly discouraged. All proposed related party transactions are disclosed to, and subject to approval by, the Audit Committee, and are considered on a case-by-case basis.

From January 1, 2015 to the present, there was no transaction or series of transactions, nor is there any currently proposed transaction involving an amount exceeding $120,000 in which the Company is a participant and/or in which any director, executive officer, known holder of more than five percent of the Company’s voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest for which disclosure is required under SEC Regulation S-K 404.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the SEC and any exchange or other system on which such securities are traded or quoted, initial reports of ownership and reports of changes in ownership of our common stock.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that all required reports of our officers, directors and greater than ten percent shareholders under Section 16(a) were timely filed during the year ended December 31, 2015, except that each of our executive officers filed a non-timely Form 4 reporting the forfeiture, as of May 1, 2015, of shares granted under the 2012 Performance Share Plan as a result of non-achievement of performance criteria.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics governing business conduct and relevant actions of our officers, directors, employees, and certain other persons who have relationships or dealings with us. The Code of Business Conduct and Ethics includes our code of ethics for senior financial management. The Code of Business Conduct and Ethics also sets forth procedures for reporting concerns about accounting, auditing, internal controls, financial, or other matters. The Code of Business Conduct and Ethics also provides a mechanism for reporting any written concerns or questions either to our General Counsel or to a third party monitored hotline service. Any concerns submitted on an anonymous basis related to financial matters will be directed to the Audit Committee, while any questions relating to any other matter will be directed to our legal counsel or human resources department. A current copy of the Code of Business Conduct and Ethics is posted on our website at www.billbarrettcorp.com and a printed copy may be obtained by sending a request to our Corporate Secretary at our corporate headquarters. Any waiver from a provision of the Code of Business Conduct and Ethics that applies to our directors or executive officers is required to be approved by the Board or the Nominating and Corporate Governance Committee, will be disclosed in accordance with the relevant rules and regulations of the SEC and the New York Stock Exchange and will be posted on our website.

AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee, which is discussed in detail in its Charter, is to (a) select, oversee and evaluate the Company’s independent registered public accounting firm, (b) oversee and evaluate the Company’s internal audit function and (c) provide assistance to the Board in fulfilling its oversight responsibility with respect to:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements related to financial reporting;

•	the independence and qualifications of the Company’s independent registered public accounting firm;

•	the preparation of required disclosures for the Company’s financial statement filings with the SEC; and

•	the evaluation as to whether the Company has effective processes for risk assessment and risk management.

Our Board has determined that both Mr. Stein and Mr. Segner meet the qualifications of an “audit committee financial expert” as defined by SEC rules. The Board has determined that all members of the Audit Committee are independent under the standards set forth by the NYSE and SEC rules.

Management is responsible for the Company’s financial statements and the financial reporting process, including the systems of internal controls and disclosure controls and procedures. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, and the Audit Committee uses the Company’s internal audit department to assist with these responsibilities. The internal audit department has unrestricted access to the Audit Committee and regularly meets with the Audit Committee in executive sessions without management present.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. It has also discussed with Deloitte & Touche LLP the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board, including Auditing Standard No. 16 (Communication with Audit Committees). Additionally, Deloitte & Touche LLP has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed Deloitte & Touche LLP’s independence with management and the independent registered public accounting firm. No services, other than audit and audit-related services, were performed by Deloitte & Touche LLP during the fiscal year ended December 31, 2015.

Based on the Audit Committee’s discussions with management and Deloitte & Touche LLP and its review of the representations of management and the report of Deloitte & Touche LLP to the Audit Committee, the Audit Committee recommended to the Board that the Company’s 2015 audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC.

The Audit Committee

Randy I. Stein, Chair

Kevin O. Meyers

Edmund P. Segner, III

Michael E. Wiley

PROPOSAL NO. 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. This is sometimes referred to as “say-on-pay”. In accordance with the preferences of our shareholders as expressed at our 2011 annual meeting of shareholders, we are providing shareholders with the opportunity to approve the compensation of our named executive officers at each annual meeting of shareholders.

Approximately 95.2% of those shareholders casting votes at our 2015 annual meeting of shareholders (excluding broker non-votes) voted to approve our executive compensation as described in the proxy statement for the 2015 annual meeting of shareholders. The Compensation Committee believes that the Company’s executive compensation policies and decisions, and executive compensation program, effectively aligns the interests of the NEOs with the interests of the Company’s shareholders.

As described in greater detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation programs are designed to encourage growth in our oil and natural gas reserves, production, cash flow, and profitability while focusing on controlling costs and achieving attractive returns on capital in order to enhance long-term shareholder value.

This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. To the extent there is a vote against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address our shareholders’ concerns.

The affirmative vote of the holders of a majority of the votes cast affirmatively or negatively is required to approve this Proposal No. 2. Broker non-votes and abstentions will have no effect on the outcome of the proposal.

Accordingly, we ask our shareholders to vote on the following resolution at the annual meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3: APPROVAL OF THE BILL BARRETT CORPORATION CASH INCENTIVE PLAN

Description of the Proposal

The Board of Directors proposes and recommends the approval of the Bill Barrett Corporation Cash Incentive Plan. The Compensation Committee unanimously adopted the Cash Incentive Plan on March 31, 2016, subject to stockholder approval, and directed that we submit the Cash Incentive Plan to a vote of our stockholders at this annual meeting.

Purpose of the Cash Incentive Plan; Section 162(m)

The Cash Incentive Plan is designed to provide annual incentives to the Company’s executive officers who are “covered employees” under Code Section 162(m), and any other executive of the Company whose participation in the Cash Incentive Plan is approved by the committee, based on the achievement of pre-established, objective performance goals in a manner intended to comply with the “qualified performance based compensation” rules of Code Section 162(m). Section 162(m) generally limits a corporation’s federal tax deduction for compensation paid to “covered employees” (generally, the currently-employed named executive officers whose compensation is disclosed in the proxy statement, other than the chief financial officer) to $1 million in any taxable year. However, the deduction limit of Section 162(m) does not apply to “qualified performance-based compensation,” such as the compensation that is intended to be paid under the Cash Incentive Plan. Thus, we expect that the Cash Incentive Plan, if approved by our stockholders, would be an important element of our executive compensation program going forward as it would allow us to continue to provide executives with incentives for the achievement of annual goals in a manner that is intended to be tax-deductible.

Summary of the Incentive Plan

The following is a summary of the material terms of the Cash Incentive Plan, and does not describe all of the Cash Incentive Plan terms. Please read the complete text of the Cash Incentive Plan included as Appendix A to this proxy statement.

Administration

The Cash Incentive Plan must be administered and interpreted by a committee consisting solely of two or more “outside directors” within the meaning of Section 162(m). The committee will generally be the Compensation Committee, but may be such other committee or subcommittees of the Board as may be appointed by the Board from time to time. All determinations and interpretations by the committee are final and binding on all persons.

Performance Periods; Eligibility and Participation

The performance periods under the Cash Incentive Plan will be our fiscal years. Awards under the Cash Incentive Plan may be granted to certain executive officers who are “covered employees” under Code Section 162(m), and any other executive whom the committee designates as participants for the performance period. The committee will generally make such designation within 90 days of the beginning of each performance period. As of March 24, 2016, there are approximately 10 executives who would be eligible to be designated as participants under the Cash Incentive Plan.

Performance Goals; Bonus Formulas

Within 90 days of the beginning of each fiscal year, the committee will establish (a) the performance goals and underlying performance criteria for the fiscal year, and (b) the formula or other methodology used to determine the amount of any earned bonus award. The performance goals and formula or methodology for determining awards need not be the same for all participants.

A performance goal under the Cash Incentive Plan may be based on one or more of the following measures:

•	revenue;
•	EBITDAX;
•	earnings before interest, taxes, depreciation and amortization (“EBITDA”);
•	cash flow from operations;
•	cash flow from operations per share;
•	operating income;
•	pre- or after-tax income;
•	production levels;
•	reserve or resource levels and/or additions;
•	present value of reserve or resource additions;
•	cash available for distribution;
•	cash available for distribution per share;
•	net earnings;
•	earnings per share;
•	return on equity;
•	return on assets;
•	share price performance;
•	improvements in the Company’s attainment of expense levels;
•	implementing or completion of critical projects;
•	improvement in cash-flow (before or after tax);
•	operating costs;
•	lease operating costs;
•	general and administrative costs;
•	finding, development and acquisition costs;
•	return of average capital employed (“ROACE”);
•	debt levels;
•	credit metrics
•	capital expenditures;
•	discretionary cash flow;
•	total shareholder return;
•	exploration success;
•	acquisition success; or
•	safety and environmental metrics

The committee may establish performance goals such that they are adjusted to account for any unusual items or specified events or occurrences during the performance period. In addition, unless the committee determines otherwise at the time the goals are established, the level of attainment of the performance goals shall automatically be adjusted to exclude (a) asset write-downs, (b) extraordinary litigation, claims judgments, or settlements, (c) the effects of changes in tax law, accounting principles, or similar items affecting our reported results, (d) accruals for reorganization and restructuring programs, (e) material changes to invested capital from pension and post-retirement benefits-related items and similar non-operational items, and (f) certain extraordinary or non-recurring items as described in the applicable accounting rules or as announced by us when reporting results of operations.

Calculation of Bonuses

After the end of each fiscal year, the committee reviews and certifies the level of attainment of the performance goals for the fiscal year and calculates the potential bonus award amounts for each participant based on the pre-specified formula or other methodology. The bonus to be paid to any participant will not exceed the maximum amount described below. The committee has discretion to reduce or eliminate the amount of any potential earned award for any reason (including individual performance) to the extent it deems such reduction to be in the best interests of the stockholders.

Maximum Award

The maximum amount of compensation payable as a performance award under the Cash Incentive Plan for any fiscal year is $2 million.

Payment of Awards

At the beginning of each fiscal year, the Committee shall establish when bonus awards for such fiscal year shall be paid. The Committee may at such time also provide for the effect of any participant’s death, disability, termination without cause, or company change in control on the payment of awards for the fiscal year. Awards shall generally be paid in cash, but may in the committee’s discretion be paid in the form of vested or unvested common stock.

Amendment and Termination

The Cash Incentive Plan may generally be amended or terminated at any time for any reason by our Board; provided, however, that certain amendments will not be effective without the approval of our stockholders.

Tax Withholding

All earned awards will be subject to applicable tax withholdings.

New Plan Benefits

The amounts of awards payable under the Cash Incentive Plan, if any, are not determinable. The potential amount payable to any participant depends on the performance goals established for the participant, the determination as to whether the performance goals were met, the participant’s individual performance and the discretion of the committee.

Vote Required

Proposal No. 3 requires the approval of a majority of the votes cast on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE BILL BARRETT CORPORATION CASH INCENTIVE PLAN.

PROPOSAL NO. 4: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Deloitte & Touche LLP, 555 Seventeenth Street, Suite 3600, Denver, Colorado 80202, as our independent registered public accounting firm to examine and audit our financial statements for the year ending December 31, 2016. Services provided to us by Deloitte & Touche LLP during 2015 are described under “Fees to Independent Auditors” below. The Audit Committee has considered the audit fees and other fees paid to Deloitte & Touche LLP, as discussed below, and has determined that the payment of such fees is compatible with maintaining the independence of Deloitte & Touche LLP. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting and will be given the opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions.

Although ratification by the shareholders is not required by law, the Board has determined that it is desirable to seek shareholder ratification of this appointment in light of the critical role played by independent auditors in reviewing the integrity of financial controls and reporting. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint new independent registered public accountants at any time during the year if the Audit Committee believes that such a change would be in the best interests of our shareholders and the Company. If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee may reconsider its selection.

Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016 requires the affirmative vote of a majority of the votes cast affirmatively or negatively. Broker non-votes and abstentions will have no effect on the outcome of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP. PROXIES WILL BE VOTED “FOR” THE PROPOSAL UNLESS OTHERWISE SPECIFIED.

FEES TO INDEPENDENT AUDITORS

Audit Fees

The aggregate fees billed for professional services rendered by Deloitte & Touche LLP for its audit of our annual financial statements, its review of our quarterly financial statements, and the audit of our internal controls as required under the Sarbanes-Oxley Act of 2002, were $650,000 and $590,000 for 2014 and 2015, respectively.

Audit-Related Fees

Other fees billed for professional services rendered by Deloitte & Touche LLP for its reviews of the Company’s registration statements and related consents and comfort letters were $170,000 for 2015.

Tax Fees

None.

All Other Fees

None.

Audit Committee Pre-Approval

Our Audit Committee Charter provides that either (1) the Audit Committee shall pre-approve all auditing and non-auditing services of the independent auditor, subject to de minimis exceptions for other than audit, review, or attest services that are approved by the Audit Committee prior to completion of the audit; or (2) that the engagement of the independent auditor be entered into pursuant to pre-approved policies and procedures established by the Audit Committee, provided that the policies and procedures are detailed as to the particular services and the Audit Committee is informed of each service. The Audit Committee pre-approved all of Deloitte & Touche LLP’s fees for audit and audit-related services in 2014 and 2015.

OTHER BUSINESS

The Board of Directors is not aware of any other matters that are to be presented at the annual meeting, and it has not been advised that any other person will present any other matters for consideration at the meeting. Nevertheless, if other matters should properly come before the annual meeting, the shareholders present, or the persons, if any, authorized by a valid proxy to vote on their behalf, will vote on such matters in accordance with their judgment. See “Proposals By Individual Shareholders; Discretionary Authority To Vote Proxies” below.

PROPOSALS BY INDIVIDUAL SHAREHOLDERS; DISCRETIONARY AUTHORITY TO VOTE PROXIES

In order to be considered for inclusion in our proxy statement and form of proxy relating to the next annual meeting of shareholders following the end of our 2016 fiscal year, proposals by individual shareholders must be received by us no later than December 8, 2016. Shareholder proposals also must comply with certain SEC rules and regulations. No timely shareholder proposals were received for inclusion in this year’s proxy statement and form of proxy.

Proposals that are not included in our proxy statement will be considered timely and may be presented at next year’s annual meeting only if the advance notice provisions of our Bylaws are satisfied. To be considered timely, proposals by shareholders generally must be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to our Corporate Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the date on which we first mailed our proxy materials for the previous year’s annual meeting of shareholders, or between January 6, 2017 and February 6, 2017 for the 2017 annual meeting of shareholders. If the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting or if no such meeting was held in the preceding year, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of (a) the 90th day prior to such annual meeting or (b) the 10th day following the day on which public announcement of the date of such meeting is first made. A shareholder must also comply with certain other provisions of our Bylaws. A description of the procedures that must be followed by shareholders submitting proposals to nominate directors is described in greater detail above under “Proposal No. 1: Election of Directors.” A copy of our Bylaws is available on our website (go to www.billbarrettcorp.com then to the “About Us” tab and then to the “Corporate Governance” tab) or contact our Corporate Secretary at 1099 18th Street, Suite 2300, Denver, Colorado 80202.

HOUSEHOLDING

To reduce the expense of delivering duplicate proxy solicitation materials, we and some brokers may take advantage of the SEC’s “householding” rules. These householding rules permit the delivery of only one set of proxy solicitation materials to shareholders who share the same address, unless otherwise requested. Any shareholder of record who shares an address with another shareholder of record and who has received only one set of proxy solicitation materials may receive a separate copy of those materials, without charge, and/or request future delivery of separate materials upon writing our Corporate Secretary at 1099 18th Street, Suite 2300, Denver, Colorado 80202 or calling (303) 293-9100. Likewise, any shareholder of record who shares an address with another shareholder of record and who has received multiple sets of proxy solicitation materials may request future delivery of a single copy of those materials upon writing our Corporate Secretary at 1099 18th Street, Suite 2300, Denver, Colorado 80202 or calling (303) 293-9100.

AVAILABILITY OF REPORTS ON FORM 10-K

UPON WRITTEN REQUEST, WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015 TO ANY OF OUR SHAREHOLDERS OF RECORD, OR TO ANY SHAREHOLDER WHO OWNS OUR COMMON STOCK LISTED IN THE NAME OF A BANK OR BROKER AS NOMINEE, AT THE CLOSE OF BUSINESS ON MARCH 24, 2016. ANY REQUEST FOR A COPY OF OUR ANNUAL REPORT ON FORM 10-K SHOULD BE MAILED TO OUR CORPORATE SECRETARY, BILL BARRETT CORPORATION, 1099 18th STREET, SUITE 2300, DENVER, COLORADO 80202, OR YOU CAN CALL (303) 293-9100 TO REQUEST A COPY.

This notice and proxy statement are sent by order of the Board of Directors.

Dated April 7, 2016	/s/ Kenneth A. Wonstolen
Kenneth A. Wonstolen Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 17, 2016. You are requested to cast your proxy as instructed in the Important Notice Regarding the Availability of Proxy Materials whether or not you expect to attend the meeting in person. You may request paper copies of the proxy materials free of charge by following the instructions on the Important Notice Regarding the Availability of Proxy Materials. If you request a paper proxy, please complete, date, and sign the enclosed form of proxy card and return it promptly in the envelope provided. By submitting your proxy promptly, you can help us avoid the expense of follow-up mailings to ensure a quorum so that the meeting can be held. We encourage you to vote via the Internet.

* * * * *

APPENDIX A

BILL BARRETT CORPORATION

CASH INCENTIVE PLAN

Adopted by the Compensation Committee: March 31, 2016

Adopted by the Stockholders:

SECTION 1. ESTABLISHMENT; PURPOSE

Bill Barrett Corporation (the “Company”) hereby establishes the Bill Barrett Corporation Cash Incentive Plan (the “Plan”) for the benefit of certain executive employees of the Company. The purposes of the Plan are to (i) place a significant portion of the compensation of Plan participants at risk by tying such compensation to specific measurable goals designed to drive shareholder value, and (ii) exempt bonuses paid hereunder from the deduction limitations of Code Section 162(m). The Plan is intended to attract, retain, motivate and reward employees who occupy key positions and contribute to the growth and profitability of the Company through the award of incentive compensation.

SECTION 2. CERTAIN DEFINITIONS

“Affiliate” means any corporation that is a Subsidiary or Parent of the Company.

“Board” means the Board of Directors of the Company.

“Cause” means what the term is expressly defined to mean in a then-effective written employment or severance agreement between a Participant and the Company or any Affiliate or, in the absence of any such then-effective agreement or definition, means (i) the Participant’s failure to perform the duties reasonably assigned to him or her by the Company or Affiliate, (ii) a good faith finding by the Company or any Affiliate of the Participant’s dishonesty, gross negligence or misconduct, (iii) a material breach by the Participant of any written company employment policies or rules or (iv) the Participant’s conviction of, or his or her plea of guilty or nolo contendere to, a felony or any other crime that involves fraud, dishonesty or moral turpitude.

“Change in Control” means any of the following:

(a) An Exchange Act Person becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding Voting Securities or 30% or more of the shares of Stock outstanding, except that the following will not constitute a Change in Control:

(1) any acquisition of securities of the Company by an Exchange Act Person directly or indirectly from the Company for the purpose of providing financing to the Company;

(2) any formation of a Group consisting solely of beneficial owners of the Company’s Voting Securities or Stock as of the effective date of this Plan; or

(3) any Exchange Act Person becomes the beneficial owner of more than 30% of the combined voting power of the Company’s outstanding Voting Securities as the result of any repurchase or other acquisition by the Company of its Voting Securities;

If, however, an Exchange Act Person or Group referenced in clause (1), (2) or (3) above acquires beneficial ownership of additional Company Voting Securities after initially becoming the beneficial owner of more than 30% of the combined voting power of the Company’s outstanding Voting

Securities by one of the means described in those clauses, then a Change in Control shall be deemed to have occurred.

(b) Individuals who are Continuing Directors cease for any reason to constitute at least two-thirds of the members of the Board; or

(c) The consummation of a Corporate Transaction unless, immediately following such Corporate Transaction, all or substantially all of the Persons who were the beneficial owners of the Company’s Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, a majority of the combined voting power of the then outstanding Voting Securities of the surviving or acquiring entity (or its Parent) resulting from such Corporate Transaction in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Company’s Voting Securities.

Notwithstanding the foregoing, to the extent that any bonus award constitutes a deferral of compensation subject to Code Section 409A, and if that Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.

“Code” means the Internal Revenue Code of 1986, as amended.

“Code Section 162(m)” means Section 162(m) of the Code and the applicable Treasury Regulations and other guidance issued thereunder.

“Code Section 409A” means Section 409A of the Code and the applicable Treasury Regulations and other guidance issued thereunder.

“Committee” means a committee comprised of two or more directors, all of whom are “outside directors,” as defined in Treasury Regulation Section 1.162-27(e)(3). In the absence of an explicit Board delegation to the contrary, the Committee shall be the Compensation Committee of the Board (or if one exists, the 162(m) subcommittee of the Compensation Committee).

“Continuing Director” means an individual (a) who is, as of the effective date of the Plan, a director of the Company, or (b) who is elected as a director of the Company subsequent to the effective date of the Plan and whose initial election, or nomination for initial election by the Company’s stockholders, was approved by a vote of at least two-thirds of the then Continuing Directors; provided, however, that no individual shall be considered a Continuing Director if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (defined as any solicitation subject to Rules 14a-1 to 14a-10 promulgated under the Exchange Act by any person or Group for the purpose of opposing a solicitation subject to Rules 14a-1 to 14a-10 by any other person or Group with respect to the election or removal of directors at any annual or special meeting of stockholders of the Company) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or Group other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

“Corporate Transaction” means a reorganization, merger or consolidation of the Company or a sale or disposition (in one or a series of transactions) of all or substantially all of the assets of the Company.

“Covered Employee” means any employee of the Company or any of its Subsidiaries (i) whose compensation, in the Performance Period for which the incentive is calculated, is subject to or is expected to be subject to the compensation expense deduction limits set forth in Code Section 162(m), or (ii) is otherwise designated by the Committee as a Covered Employee.

“Disability” means (a) any permanent and total disability under any long-term disability plan or policy of the Company or its Affiliates that covers the Participant, or (b) if there is no such long-term disability plan or policy, “total and permanent disability” within the meaning of Code Section 22(e)(3).

“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

“Exchange Act Person” means any natural person, entity or Group other than (i) the Company or any Subsidiary; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; (iii) an underwriter temporarily holding securities in connection with a registered public offering of such securities; or (iv) an entity whose Voting Securities are beneficially owned by the beneficial owners of the Company’s Voting Securities in substantially the same proportions as their beneficial ownership of the Company’s Voting Securities.

“Group” means two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company.

“Parent” means a “parent corporation,” as defined in Code Section 424(e).

“Participant” means any Covered Employee who is selected by the Committee to participate in the Plan for a designated Performance Period as provided in Section 4, below.

“Performance Goals” means the specific, measurable goals set by the Committee for any given Performance Period. Performance Goals may include one or a combination of two or more of the following business criteria as approved by the Committee with respect to a given Participant: revenue; EBITDAX; earnings before interest, taxes, depreciation and amortization (“EBITDA”); cash flow from operations; cash flow from operations per share; operating income; pre- or after-tax income; production levels; reserve or resource levels and/or additions; present value of reserve or resource additions; cash available for distribution; cash available for distribution per share; net earnings; earnings per share; return on equity; return on assets; share price performance; improvements in the Company’s attainment of expense levels; implementing or completion of critical projects; improvement in cash-flow (before or after tax); operating costs; lease operating costs; general and administrative costs; finding, development and acquisition costs; return of average capital employed (“ROACE”); debt levels; credit metrics; capital expenditures; discretionary cash flow; total shareholder return; exploration success; acquisition success; safety and environmental metrics; or any other performance measure deemed appropriate by the Committee. Any Performance Measure utilized may, in the Committee’s discretion, (i) be assessed over a Performance Period on a periodic, cumulative or average basis, (ii) be expressed in absolute amounts, on a per share basis, relative to one or more other Performance Measures, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external indices or measures, and (iii) be established on a corporate-wide basis or established with respect to one or more operating units, divisions, Subsidiaries, acquired businesses, minority investments, partnerships or joint ventures.

“Performance Period” means each fiscal year of the Company.

“Stock” means the common stock, $0.001 par value, of the Company.

“Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.

“Treasury Regulations” means the Treasury Regulations promulgated under the Code.

“Voting Securities” of an entity means the outstanding securities entitled to vote generally in the election of directors (or comparable equity interests) of such entity.

SECTION 3. ADMINISTRATION.

The Plan shall be administered by the Committee, and the Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules for administering the Plan as it may deem necessary to comply with the requirements of the Code, or to conform to any regulation or any change in any law or regulation applicable thereto. The Committee may delegate any of its responsibilities under the Plan other than such responsibilities that are explicitly reserved for Committee action pursuant to Code Section 162(m). The Committee’s decisions shall be final and binding upon all parties, including the Company, stockholders, and Participants.

SECTION 4. PERFORMANCE PERIODS; ELIGIBILITY; PARTICIPATION

4.1 Performance Periods. Each fiscal year of the Company shall be a separate Performance Period.

4.2 Eligibility; Participation. Within ninety (90) days after the beginning of any Performance Period, but in no event after twenty-five (25) percent of the Performance Period has elapsed, the Committee shall designate in writing those Covered Employees of the Company who shall be Participants in the Plan for such Performance Period. Only those individuals selected to be Participants shall be eligible to earn bonus awards under the Plan.

SECTION 5. ESTABLISHMENT OF PERFORMANCE GOALS; DETERMINATION OF AWARDS

5.1 Establishment of Performance Goals; Bonus Formulas. Within ninety (90) days after the beginning of a Performance Period, but in no event after twenty-five (25) percent of the Performance Period has lapsed, the Committee shall establish in writing (i) the Performance Goals and the underlying performance criteria applicable to the Performance Period, and (ii) the formula or methodology for determining the bonus award payable (if any) to each Participant for such Performance Period upon attainment of the specified Performance Goals. Performance Goals must be objective and must satisfy the third-party objectivity standards under Code Section 162(m). Notwithstanding the foregoing, at the time such Performance Goals are established, the Committee may determine that the Performance Goals shall be adjusted to account for any unusual items or specified events or occurrences during the Performance Period. In addition, unless otherwise provided by the Committee at the time the Performance Goals are established, the Performance Goals may be adjusted to exclude the effect of any of the following events that occur during the Performance Period: (i) asset write-downs, (ii) extraordinary litigation, claims, judgments, or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) material changes to invested capital from pension and post-retirement benefits-related items and similar non-operational items, and (vi) any other extraordinary, unusual, non-recurring or non-comparable items (A) as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report to stockholders, (B) as described in Accounting Standards Codification Topic 225 (or successor guidance thereto) or (C) as publicly announced by the Company in a press release or conference call relating to the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period.

5.2 Certification of Results; Calculation of Bonuses. As soon as reasonably practicable after the close of the Performance Period, the Committee shall determine bonus awards to be paid under the terms of the Plan. Any payments made under this Plan shall be contingent upon achieving the

Performance Goals set in advance for the Performance Period in question. The Committee shall certify in writing prior to approval of any awards that such Performance Goals have been satisfied (a unanimous written consent or approved minutes of the Committee may be used for this purpose).

5.3 Committee Discretion to Reduce Awards. The Committee may, in its sole and absolute discretion, reduce the bonus awards to which any Participant is otherwise due for any Performance Period if it believes that such reduction is in the best interest of the Company and its stockholders, but any reduction cannot result in any increase in the bonus award of one or more other Participants for such Performance Period. The Committee has no discretion to increase the bonus award otherwise payable to any Participant for any Performance Period.

5.4 Maximum Awards. The maximum bonus award that may be paid to any Participant for any Performance Period shall be $2,000,000.

SECTION 6. PAYMENT OF AWARDS

Coincident with the Committee’s establishment of Performance Goals for any Performance Period, the Committee shall also establish in writing when bonus awards for such Performance Period (if any) shall be paid, including (but not limited to) the effect that a Participant’s death, Disability, or termination without Cause, or a Change in Control of the Company, may have on the payment of such awards. Unless otherwise determined by the Committee, a Participant must be employed on the date of payment in order to receive any bonus awards hereunder. All payment terms shall be intended to comply with Code Section 409A. Payment may be made in the form of cash or Company Stock (including Company common stock that is subject to forfeiture), or any combination thereof, as determined by the Committee in its sole and absolute discretion.

SECTION 7. GENERAL PROVISIONS

7.1 Nonassignability. A Participant shall have no right to assign or transfer any interest under this Plan.

7.2 No Contract of Employment. Nothing in this Plan shall confer upon the Participant the right to maintain his relationship with the Company or any affiliate as an employee, nor shall it interfere in any way with any right of the Company, or any such affiliate, to terminate its relationship with the Participant at any time for any reason whatsoever, with or without Cause.

7.3 Amendment and Termination. The Board or the Committee may from time to time alter, amend, suspend, or discontinue the Plan, including, where applicable, any modifications or amendments as it shall deem advisable in order that the Plan not be subject to the limitations on deductibility contained in Code Section 162(m), or to conform to any regulation or to any change in law or regulation applicable thereto; provided, however, that no such action shall (i) be taken without the approval of the stockholders, if stockholder approval of the action is required to comply with Code Section 162(m), or (ii) adversely affect the rights and obligations of the Participants with respect to the bonus amount payable under the Plan at the time of such alteration, amendment, suspension, or discontinuance, except as may be required in order to comply with the requirements of Code Section 162(m) or Code Section 409A.

7.4 Section 409A of the Code. This Plan, including any payment terms established in accordance with Section 6, above, shall be established, administered, and operated in the good faith determination of the Board or the Committee to comply with or be exempt from Code Section 409A. Although the Company intends to administer the Plan so that it complies with or is exempt from the requirements of Code Section 409A, the Company does not warrant that any bonus amount payable under the Plan will not be subject to the tax imposed by Code Section 409A or will otherwise qualify for favorable tax treatment under any other provision of federal, state, local, or foreign law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of his or her participation in the Plan.

7.5 Tax Withholding. The Company shall withhold all applicable taxes from any bonus awards payable hereunder, including any foreign, federal, state, and local taxes.

7.6 Applicable Law. This Plan shall be construed in accordance with provisions of the laws of the State of Colorado, without regards to the conflicts of laws provisions of such state.

7.7 Compensation Recoupment Policy. Each bonus award will be subject to any compensation recoupment policy adopted by the Board or the Committee at any time prior to or after the effective date of the Plan, and as such policy may be amended from time to time after its adoption.

SECTION 8. EFFECTIVE DATE; PRIOR PLANS NOT SUSPENDED

8.1 Effective Date of Plan. This Bill Barrett Corporation Cash Incentive Plan was adopted by the Compensation Committee of the Board of Directors effective as March 31, 2016, and it shall remain in effect, subject to amendment from time to time.

8.2 Stockholder Approval. The Plan will be submitted to the stockholders of the Company for approval as soon as practicable following the adoption of the Plan by the Committee. In the event stockholder approval of the Plan is not obtained prior to the end of any Performance Period established hereunder, no bonus award shall be payable pursuant to this Plan for such Performance Period.

8.3 Prior Plans Not Suspended. Nothing herein shall affect any other compensation plans of the Company to date.

ANNUAL MEETING OF BILL BARRETT CORPORATION

Date: May 17, 2016

Time: 8:30 a.m. (Mountain Time)

Place: 1099 18th Street, Suite 2300 Denver CO 80202

Please make your marks like this: Use dark black pencil or pen only

The Board of Directors Recommends a Vote FOR proposals 1, 2, 3 and 4.

1: Election of Directors: Directors

For Withhold Recommend

01 Jim W. Mogg For

02 William F. Owens For

03 Edmund P. Segner, III For

04 Randy I. Stein For

05 Michael E. Wiley For

06 R. Scot Woodall For

For Against Abstain

2: Advisory vote on compensation of named For

executive of?cers.

3: To approve our Cash Incentive Plan. For

4: To ratify the selection of Deloitte & Touche For

LLP as the Company’s Independent

Registered Public Accounting Firm for the

?scal year ending December 31, 2016.

5: To consider and act upon any other matters

which may properly come before the meeting

or any adjournment thereof.

Authorized Signatures - This section must be

completed for your Instructions to be executed.

Please Sign Here Please Date Above

Please Sign Here Please Date Above

Please sign exactly as your name(s) appears on your stock certi?cate. If held in joint tenancy, all persons should sign.Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized of?cer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided.

Annual Meeting of BILL BARRETT CORPORATION

to be held on Tuesday, May 17, 2016

for Holders as of March 24, 2016

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:

INTERNET TELEPHONE

Call

Go To 866-240-5213

www.proxypush.com/BBG

Cast your vote online. OR Use any touch-tone telephone.

View Meeting Documents. Have your Proxy Card/Voting Instruction Form ready.

Follow the simple recorded instructions.

MAIL

OR Mark, sign and date your Proxy Card/Voting Instruction Form.

Detach your Proxy Card/Voting Instruction Form.

Return your Proxy Card/Voting Instruction Form in the

postage-paid envelope provided.

The undersigned hereby appoints R. Scot Woodall and Kenneth A. Wonstolen, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Bill Barrett Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters speci?ed and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2, 3 AND 4 AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 5.

All votes must be received by 5:00 P.M., Eastern Time, MAY 16, 2016.

All votes for 401(k) participants must be received by 5:00 P.M., Eastern Time, MAY 12, 2016.

PROXY TABULATOR FOR BILL BARRETT CORPORATION P.O. BOX 8016 CARY, NC 27512-9903

EVENT # CLIENT #

Please separate carefully at the perforation and return just this portion in the envelope provided.

Proxy — Bill Barrett Corporation

Annual Meeting of Stockholders May 17, 2016, 8:30 a.m. (Mountain Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints R. Scot Woodall and Kenneth A. Wonstolen (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Bill Barrett Corporation, a Delaware corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 1099 18th Street, Suite 2300, Denver, Colorado 80202, on May 17, 2016 at 8:30 a.m. (Mountain Time) and all adjournments thereof.

The purpose of the Annual Meeting is to take action on the following:

1. Election Directors:

01 Jim W. Mogg

02 William F. Owens

03 Edmund P. Segner, III

04 Randy I. Stein

05 Michael E. Wiley

06 R. Scot Woodall

2. Advisory vote on compensation of named executive of?cers.

3. To approve our Cash Incentive Plan.

4. To ratify the selection of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the ?scal year ending December 31, 2016.

5. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” proposals 2,3 and 4.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

To attend the meeting and vote your shares in person, please mark this box.